Exhibit 10.1

SALE AND LEASE-BACK AGREEMENT

made and entered into at Kibbutz Sdot Yam on the 31st day of March 2011

Between:	CAESARSTONE SDOT YAM LTD. Pvte. Co. 51-143950-7 of Kibbutz Sdot Yam DM 38805 (“the Seller”)

of the one part;

And:	SDOT YAM AGRICULTURAL COOPERATIVE SOCIETY ENTERPRISES LTD. Pvte. Co. 57-004566-6 of Kibbutz Sdot Yam DM 38805 (“the Buyer”)

of the other part;

WHEREAS:	The Seller is the owner of the capitalized leasehold rights and the sole occupier of the land known as Plot No. 2000 according to Detailed Plan No. HA/MK/2004/9 (“the Town Planning Scheme [TPS]”) and which is also known as registered Block 108508 Parcel 49 (in part), registered Block 19618 Parcel 37 (in part), 38 (in part), 39 (in part), 40 (in part), 41 (in part), 42 (in whole), 43 (in whole), 44 (in whole), 46 (in whole), 47 (in whole), 48 (in part), 49 (in part), 50 (in part), 51 (in part), 53 (in whole), in an area of approximately 63,680 sq.m., in the Bar-Lev Industrial Park west of Carmiel, all in accordance with a leasehold agreement between the Seller and the Israel Lands Administration (“the Lands Administration”) dated June 6, 2007 (hereinafter: “the Leasehold Agreement”), which is attached to this Agreement as Appendix A (“the Land”), on which industrial buildings and offices are built in a total built area of about 19,178 sq.m. that serve the Seller as a plant for the production of quartz slabs (“the Buildings”); and

WHEREAS:	The Buyer wishes to purchase all the Seller’s rights in the Land and in the Buildings from the Seller, which include an envelope and basic infrastructures as described in Appendix B to this Agreement (“the Infrastructures of the Property Sold”), but without the special adjustments that were made to the Buildings for the Seller’s purposes only, in the condition in which same are at the date of signing of this Agreement (“the Property Sold”), on a basis of the Property Sold and the Seller’s rights therein being free and clear of any debt and/or mortgage and/or attachment and/or pledge and/or any other third party right, whether registered or unregistered (“free and clear”), and the Seller wishes to sell the Property Sold to the Buyer free and clear, and to transfer the rights in and to the Land into the Buyer’s name at the Lands Administration where same are free and clear (“the Sale Transaction”) — all in accordance with and subject to the provisions of this Agreement; and

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WHEREAS:	Concurrent with this Sale Agreement and upon the closing hereof, the Seller wishes to hire the Property Sold to the Seller under an unprotected lease — all subject to and in accordance with the remaining terms and conditions set forth in the lease agreement which is attached to this Agreement.

Now therefore it is declared, stipulated and agreed by the parties as follows:

1.	Preamble

1.1	The preamble to this Agreement and the declarations by the parties therein constitute an integral part hereof.

1.2	All the appendices attached to this Agreement constitute an integral part hereof.

1.3	The headings in this Agreement have been inserted solely for the sake of convenience and shall not serve for the interpretation of this Agreement.

2.	Declarations and undertakings by the Seller

The Seller hereby declares and undertakes as follows:

2.1	Everything stated in the preamble to the Agreement and in the appendices hereto is correct and accurate.

2.2	The Property Sold is free and clear and the Seller’s rights in the Property Sold are registered in its name at the Lands Administration, where same are free and clear, apart from what is stated in the confirmation of rights from the Lands Administration which is attached to this Agreement as Appendix C.

2.3	It is the sole and exclusive occupier and user of the Property Sold.

2.4	The Buildings were constructed in accordance with all the provisions of the TPS and according to any law, pursuant to a valid building license and a Form 4 has been duly received in respect thereof which is attached to this Agreement as Appendix D.

2.5	It received from the Ministry of Industry, Trade and Employment (“The Ministry of Industry, Trade and Employment”) the grants and/or the benefits described in the deeds of approval which are attached to this Agreement as Appendix E (hereinafter: “the Deeds of Approval”) in respect of the recognition accorded to the plant which was constructed on Land as an “approved enterprise” (“the Ministry of Industry and Trade Grants”).

2.6	It is complying with all the terms and conditions of the Deeds of Approval, there is no breach of any obligation it assumed in accordance with the provisions of the Deeds of Approval, and no letter has been received from the Ministry of Industry and Trade and/or any other entity regarding an allegation of a breach of the Deeds

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of Approval and it is not aware of any intention on the part of the Ministry of Industry and Trade or of any other entity to make any allegation of breach of the Deeds of Approval against it.

2.7	It is not aware of any latent fault and/or latent defect in the Property Sold.

2.8	It has passed all the necessary resolutions in accordance with its documents of incorporation and according to any law for purposes of its entering into this Agreement.

2.9	This Agreement does not conflict with and/or is not contrary to any other agreement and/or accord to which it is a party and does not constitute a breach of any obligation for which it is obliged.

2.10	There is no legal bar or impediment according to any law and/or agreement to its entering into this Agreement and for the performance of all its obligations under this Agreement.

2.11	It is aware that the Buyer is entering into this Agreement on the basis of the Seller’s declarations as set forth above.

3.	Declarations and undertakings by the Buyer

The Buyer hereby declares and undertakes as follows:

3.1	It has seen and inspected the Property Sold, including the physical, legal and zoning conditions thereof, and in reliance on these inspections by it and on the Seller’s declarations as set forth in Clause 2 above, it has found the Property Sold to be suitable for its purposes to its satisfaction. The Buyer confirms that in light of its inspections and examinations, and subject to the Seller’s declarations above, it waives any allegation of fault or defect or non-conformity. The Buyer confirms that it is aware that according to the Development Agreement with the Israel Lands Administration there is an undertaking to construct buildings on at least 40% of the area under leasehold and it waives any allegation and/or claim against the Seller or anyone on the Seller’s behalf in respect of the non-compliance with the aforesaid obligations.

3.2	It has passed all the necessary resolutions in accordance with its documents of incorporation and according to any law for purposes of its entering into this Agreement.

3.3	This Agreement does not conflict with and/or is not contrary to any other agreement and/or accord to which it is a party and does not constitute a breach of any obligation for which it is obliged.

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3.4	There is no bar or impediment according to any law and/or agreement to its entering into this Agreement and for the performance of all its obligations under this Agreement.

3.5	There is no legal and/or other bar or impediment in accordance with any law and/or pursuant to any agreement and/or any undertaking to its contracting with the Seller under this Agreement and for the fulfillment of all its obligations pursuant to this Agreement.

3.6	That it is buying the Property Sold in its present condition at the time of signing the Agreement (as is), subject to the Seller’s representations as set forth in this Agreement

4.	Condition precedent

4.1	It is agreed between the parties that this Agreement is subject to completion of the public offering, as this term is defined below, and the Agreement will only come into force on the date of completion of the public offering, which will be deemed to be below: “the Date of Fulfillment of the Condition Precedent”.

4.2	For the avoidance of doubt it is clarified that up to the Date of Fulfillment of the Condition Precedent this Agreement will be of no validity. If the Condition Precedent is not fulfilled by December 31, 2011, this Agreement will be deemed to be null and void in all respects as if it was never signed.

4.3	“Completion of the public offering” for purposes of this Agreement shall be deemed to be the date on which the Seller receives the first moneys that will be raised by it in an initial public offering of the Seller’s shares on a stock exchange in the USA (NASDAQ or NYSE).

4.4	Nothing contained above in Clauses 4.1 — 4.3 above shall adversely affect the obligations of the parties to make a full report regarding the transaction which is the subject of this Agreement, in accordance with the provisions of the law and each party shall take steps to report the transaction at the times required according to law.

5.	Sale and leaseback transaction

5.1	On the Date of Fulfillment of the Condition Precedent, the obligations of the Buyer and the Seller will come into force in relation to the sale by the Seller of the Property Sold to the Buyer with everything that this entails and everything connected therewith according to this Agreement and pursuant to any law. The Seller shall sell the Property Sold to the Buyer and the Buyer shall purchase the Property Sold from the Seller, where same is free and clear and where the Seller undertakes to furnish the Buyer with all the documents that will be required in order to enable registration in the Buyer’s name of the full rights in and to the Property Sold, at the Lands Administration, where same are free and clear, except

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for encumbrances and/or mortgages and/or pledges that may be registered, if any are registered, over the Land and the Property Sold, at the written request of the Buyer as stated in Clause 10 below.

5.2	The parties hereby agree that the Property Sold includes the Land, the Buildings and all the infrastructures of the Property Sold, in their state and condition as same are at the time of signing of this Agreement, as set forth in Appendix B to this Agreement, and same does not include the adjustments, building construction and investments that were made in the Buildings solely for the Seller’s purposes, and that the latter will remain also after implementation of the Sale Transaction as improvements to leased premises performed by the Seller and under its ownership. It is further clarified for the removal of doubt that the Property Sold does not include the equipment, the tools, machinery, appliances and all the remaining property located on the Land and in the Buildings and which are not included in the scope of the infrastructures of the Property Sold and/or are not permanently affixed to the Land.

5.3	Subject to the fulfillment of the Condition Precedent and upon the substantive completion of the Sale Transaction pursuant to this Agreement, the lease agreement which is attached to this Agreement as Appendix F (“the Lease Agreement”) will apply to the parties, pursuant to which the Seller will take the Property Sold on hire from the Buyer, and the Buyer will let the Property Sold to the Seller, all subject to the periods, the consideration and in accordance with the remaining terms and conditions set forth in the Lease Agreement.

5.4	“Substantive completion of the Sale Transaction” means: (a) receipt of the approvals referred to in Clauses 8.4.7 and 8.5 below; and (b) payment of the full consideration by the Buyer to the Seller. It is clarified that nothing in the foregoing shall derogate from the obligations of the parties in regard to registration of the rights in and to the Property Sold in the name of the Buyer, which may be done also after the substantive completion of the Sale Transaction.

6.	Delivery of possession

6.1	The Seller shall deliver legal (constructive) possession of the Property Sold to the Buyer, where the Property Sold is free and clear, except for encumbrances and/or mortgages and/or pledges that may be registered, if and to the extent that same are registered, over the Land and/or the Property Sold, upon a written request by the Buyer as mentioned in Clause 10 below, and where the Buildings are in a physical condition that conforms with their condition at the time of signing of this Agreement, fair wear and tear resulting from reasonable use excepted, on the date of substantive completion of the Sale Transaction (“Date of Delivery of Possession”), and the Buyer undertakes to accept legal (constructive) possession of the Property Sold, on the Date of Delivery of Possession, where the Property Sold is free and clear, except for encumbrances and/or mortgages and/or pledges that may be registered, if and to the extent that same are registered, over the Land

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and/or the Property Sold, pursuant to a written request by the Buyer as referred to in Clause 10 below) and where the state of the Buildings is as described above.

6.2	For the avoidance of doubt it is clarified that on the Date of Delivery of Possession, the Lease Agreement will come into force, the lease period in which the Seller will hire the Property Sold from the Buyer will commence, and the provisions of the Lease Agreement, will, inter alia, come into force, including the Seller’s obligations to pay the Buyer the rentals for the Property Sold, in accordance with the provisions in this regard in the Lease Agreement.

6.3	It is hereby clarified that by virtue of the fact that on the Date of Delivery of Possession of the Property Sold the Lease Agreement will come into force, all the electricity, water, telephone, communications, gas meters and similar appliances, will continue to be registered in the name of the Seller, and the Seller will continue to bear all the above mentioned payments, in accordance with all the provisions of the Lease Agreement.

7.	The consideration

7.1	In consideration for the purchase of the Property Sold, where same is free and clear, and registration of the rights in and to the Property Sold in the Buyer’s name, at the Lands Administration, where same are free and clear, except for encumbrances and/or mortgages and/or pledges that may be registered, if and to the extent that same are registered, over the Land and/or the Property Sold, at the Buyer’s written request as referred to in Clause 10 below, the Buyer shall pay the Seller a sum of NIS 43,650,000 (forty-three million six hundred and fifty [thousand]) (“the Consideration”). It is clarified that if V.A.T. should apply in respect of the transaction that is the subject of this Agreement, the Buyer will pay the V.A.T. at the date required for purposes of payment of V.A.T. to the Taxes Authority on the due date specified by law.

7.2	The Buyer shall pay the Seller the full Consideration on the date of and against registration in the name of the Buyer of the rights in and to the Property Sold in accordance with the provisions of Clause 8 below, or at an earlier date if it elects to do so in its sole discretion (inter alia for purposes of the contents of Clause 5.4 above) and shall do so by way of a bank check or a bank transfer to the Seller’s account. Without derogating from the contents of Clause 5.4 it is clarified that until such time as the payments mentioned above have been transferred in full, the rights in and to the Property Sold will not be registered in the name of the Buyer, possession of the Property Sold will not be transferred to the Buyer, and the Seller will not be liable for the payment of rentals as mentioned in the Lease Agreement.

7.3	It is hereby clarified by the parties that the Consideration specified in this Agreement for the Property Sold was fixed by the parties on the basis of an appraisal of value by two independent real estate appraisers who were engaged, one by the Seller and the other by the Buyer, and such appraisals are attached to this Agreement as Appendix G.

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8.	Transfer of rights in and to the Property Sold

8.1	Subject to the fulfillment of the Condition Precedent, the parties will perform any act that may be required, will sign all the applications and the documents that are necessary, and will pay any payment which is imposed on them under this Agreement and/or according to law, in order to enable registration, at the earliest possible date, of the rights in and to the Property Sold in the name of the Buyer at the Lands Administration and/or at any other relevant institution (including in the Land Registry if and to the extent that the conditions for doing so should materialize prior to the date of registration of rights). For that purpose the parties will furnish all the documents required for registration of the Property Sold in the name of Buyer, will appear at any place and before any Registrar, and will perform any act that may be necessary for purposes of performing the matters aforesaid.

8.2	Without derogating from the foregoing, the Seller and the Buyer undertake to make their best efforts in order to remove and eliminate any impediment and/or restriction, which is not connected with the other party, to the transfer of the aforesaid rights in and to the Property Sold and/or for delivery of possession of the Property Sold to the Seller, within a reasonable time from the date on which either of them first became aware of such impediment and/or restriction.

8.3	For purposes of transferring the rights, the parties will sign an application addressed to the Lands Administration for the transfer of the leasehold rights in and to the Property Sold from the Seller to the Buyer, all in accordance with the Lands Administration’s requirements in this regard (“Application for Transfer of Rights”). The Application for Transfer of Rights which is signed by the Seller will be delivered by the Seller to the Buyer, immediately after all the Seller’s approvals, as defined below, and the full Consideration are received.

8.4	The Seller undertakes to act efficiently, for obtaining and delivering to the Buyer, as soon as possible and under all circumstances not later than within 120 days from the Date of Fulfillment of the Condition Precedent (or a longer period, with respect to any approval, if such is required by virtue of circumstances that not under the Seller’s control, and including but without limitation in respect of discussions and/or dispute with the tax authorities in connection with the rate of tax that applies to the sale of the Property Sold pursuant to this Agreement), all the following approvals and documents which are required for purposes of transferring the rights in and to the Property Sold and for registration thereof in the name of the Buyer (“the Seller’s Approvals”):

8.4.1	A certificate from Land Appreciation Tax and Sales Tax addressed to the Registrar of Lands.

8.4.2	A property tax approval addressed to the Registrar of Lands.

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8.4.3	Confirmation from the Lands Administration of payment (or an exemption from payment) of consent fees / permit fees.

8.4.4	An approval from the Regional Council regarding the absence of debts for rates, water and the remaining obligations which are imposed on the Seller by the Regional Council, addressed to the Registrar of Lands, and is valid as at the date of transfer of the right.

8.4.5	An approval of the Local Planning and Building Committee regarding the absence of debts for a betterment levy, which is addressed to the Registrar of Lands, and is in force as at the date of transfer of the rights.

8.4.6	An affidavit from the Seller, in the text as demanded by the Lands Administration, regarding the fact that there have been no building irregularities or deviations in regard to the Property Sold.

8.4.7	Confirmations from each of Bank Hapoalim B.M., Bank Leumi le-Israel B.M. and Mizrahi Tefahot Bank Ltd., regarding the cancellation of the mortgages that are registered over the Land in favor of any of them without limitation of amount and/or undertakings for registration of mortgages as aforesaid from the Lands Administration), the erasure thereof from the records of the Lands Administration, the Registrar of Companies and any other register, with all this being in relation to the Land only.

8.4.8	An updated confirmation of rights from the Lands Administration stating that the Land is free and clear.

8.5	The parties will act jointly in order to obtain an approval from the Investment Center regarding its consent to the transfer of the rights in and to the Property Sold, and to comply with the requirements of the Investment Center for that purpose. For the removal of doubt it is clarified that the provisions of Clause 9.4 below will apply to the extent necessary.

8.6	Without derogating from the foregoing, the parties undertake to sign all the documents, to make all the declarations and to perform all the acts that are required for purposes of transferring the rights in the Property Sold into the name of the Buyer at any of the institutions mentioned above, to appear at government and municipal offices and/or at the Lands Administration and/or at any other authority, at any time that may be required, for purposes of executing the transfer.

8.7	At the time of signing this Agreement, the Seller will sign an irrevocable power of attorney, in the text attached to this Agreement as Appendix H, pursuant to which it appoints the Buyer and/or the Buyer’s attorney to perform in its name and on its behalf everything required for the transfer of rights in the Property Sold and the registration thereof in the Buyer’s name. This power of attorney will be lodged in trust with the Seller’s attorney and will be delivered to the Buyer’s attorney only if the Buyer has not [sic] performed on due date what is imposed on it for purposes of closing of the Sale Transaction, with this being against the transfer of the full

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Consideration to the Seller. Without derogating from the generality of the foregoing, it is clarified that it will only be possible to make use of the power of attorney subject to the fulfillment of the Condition Precedent and payment of the full Consideration to the Seller by the Buyer. The Seller’s attorney shall undertake not to make use of the power of attorney in connection with any proceeding and/or dispute between the Seller and the tax authorities, if there is such, regarding the taxes that are imposed on the Seller under this Agreement. For the avoidance of doubt it is hereby clarified that the grant of the power of attorney does not derogate from the parties’ obligation to sign any form and/or deed and/or application and/or any other document, and to appear at any place and to perform any act, as may be required for transfer of the rights in the Property Sold.

9.	Various payments and taxes

9.1	The following payments shall be borne by the Seller and shall be paid by it on due date according to law:

9.1.1	Land Appreciation Tax and Sales Tax that may apply, if same apply, in respect of the Sale Transaction.

9.1.2	A development levy and any other levy such as road, sidewalk, canalization, sewerage and so forth — that may apply up to the Date of Delivery of Possession.

9.1.3	Any betterment levy in respect of town planning schemes that have been approved prior to the Date of Delivery of Possession.

9.1.4	All payments of rates to the local authority/ies up to the Date of Delivery of Possession.

9.1.5	Permit fees and/or consent fees, if same are demanded by the Lands Administration in respect of the Sale Transaction.

9.1.6	All the remaining taxes and payments for the Property Sold, in respect of the period up to the Date of Delivery of Possession (but excluding taxes that are imposed on the Buyer in connection with this Agreement).

9.2	The following payments shall be borne by the Buyer and shall be paid by it on due date according to law:

9.2.1	Land Acquisition Tax which applies in respect of the Sale Transaction.

9.2.2	Fees for registration of transfer of the rights in the property from the name of the Seller into the name of the Buyer at the Lands Administration and in the Land Registry.

9.2.3	Any tax that may be demanded in connection with the transaction that is the subject of this Agreement and which by its nature is imposed on the Buyer, whether the Buyer is obliged to pay it directly or the Seller is obliged to deduct it at source.

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9.3	Taxes in respect of which there is no specific instruction pursuant to the provisions of this Agreement shall be borne and paid by the party liable for the payment thereof according to the provisions of the law.

9.4	The Buyer will bear all the costs of payment of fines and/or repayments of Ministry of Industry and Trade grants and/or cancellation of tax benefits that were granted and/or which the Seller is entitled to receive (as described in Appendix E to this Agreement), if and to the extent that same should apply, in respect of the implementation of the Sale Transaction that is the subject of this Agreement.

9.5	Shortly after the date of signing of this Agreement (and under all circumstances at the times specified for this by law), the parties will sign declarations relating to the transaction (Land Appreciation Tax [Mashach] forms) which will be lodged with the land taxation authorities in accordance with the provisions of the law, and all subject to the contents of Clause 4.4.

10.	Bank credit for financing the purchase

10.1	The Buyer declares that for purposes of purchasing the Property Sold it is considering obtaining a loan secured by a mortgage from a bank and/or other financial institution (“the Bank”). The Seller undertakes to cooperate with the Buyer for purposes of obtaining such loan and to sign all the documents that may be required by the Bank for purposes of securing the Bank’s rights in the Land and in the Property Sold, including, and without prejudice to the generality of the foregoing, for purposes of encumbering the rights in the Property Sold in favor of the Bank, registration of the charge with the Registrar of Companies and/or with the Registrar of Pledges and/or in any other register, and obtaining an undertaking from the Lands Administration for the registration of a mortgage.

10.2	It is clarified that the Seller’s undertakings as set forth above in Clause 10.1 do not affect its rights under the Lease Agreement.

10.3	If for purposes of acquiring the Property Sold the Buyer receives a loan secured by a mortgage which will be registered over the Property Sold, the payments which are given within the framework of such loan will be transferred, against registration of the mortgage, directly from the Bank to the Seller.

11.	Breaches and remedies

11.1	The parties agree that Clauses 3, 6, 7, 8 and 9, including the sub-clauses thereof, constitute basic and fundamental conditions of this Agreement, the breach which constitutes a material breach of this Agreement.

11.2	Without derogating from the foregoing, the provisions of the Contracts Law (Remedies for Breach of Contract), and 5731-1970 will apply to this Agreement.

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12.	Miscellaneous

12.1	Each party will be entitled to make payment instead of the other party of any amount for which the other party is liable in accordance with the provisions of this Agreement and has not actually paid according to the provisions of this Agreement, and may do so after having given the other party written notice of 14 days in advance of its intention to do so. Where an amount has been paid as aforesaid by either party, the other party undertakes to refund such amount to the paying party forthwith, together with penalty interest at the rate of maximum interest charged by Bank Leumi le-Israel B.M. in respect of the exceeding of an approved credit framework in current accounts, calculated from the date on which the other party was supposed to pay the payment, and up to the date of actual reimbursement.

12.2	The conditions of this Agreement fully reflect everything that has been stipulated and agreed by the parties in regard to the Sale and Leaseback Transaction, and the parties will not be bound by any promises, representations, declarations, documents and/or agreements and/or a memorandum, verbal or in writing, made prior to the signing of this Agreement, if there were such.

12.3	Any alteration, waiver, grant of extension of time and so forth which are not in accordance with the provisions of this Agreement will be of no force and validity, unless drawn up in writing and signed by the parties. No lateness in the exercise of rights, the grant of an extension of time, procrastination and so forth will be deemed to be a waiver in any sense whatsoever, unless drawn up in writing and signed by the parties.

12.4	The parties stipulate that the courts in Tel Aviv will have sole local jurisdiction on any matters arising from this Agreement, and the governing law in regard to this Agreement is the Israeli law.

12.5	In addition to what has been agreed by the parties, any impediment and/or delay in the implementation of the provisions of the Agreement, including, without limitation, the making of payments and/or furnishing of approvals and documents, to the extent that this should be caused by a reason that is not dependent on the parties, including, without limitation, due to a strike at banks and/or the Lands Administration and/or in the national economy and/or as a consequence of an exceptional security event and/or situation, will not constitute a breach of this Agreement and the provisions of the breach of agreement clauses and everything connected with or relating thereto pursuant to this Agreement, will not apply and the time for performance thereof will be postponed to 7 days from the date on which the impediment was removed.

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13.	Notices and addresses

The addresses of the parties are as set forth at the head of this Agreement of Principles (or any other address that may be notified by either of the parties in writing to the other party). Any notice that is sent by any party to another according to the aforesaid addresses will be deemed to have been received by the addressee: (a) if sent by registered mail — three (3) business days after the date of posting; (b) if sent by facsimile or by e-mail, on the first business day after the transmission, provided that the sending party has confirmation regarding transfer of the notice to the addressee.

In witness whereof the parties have hereunto signed:

CaesarStone Sdot Yam Ltd.	Sdot Yam Cooperative Agricultural Society Enterprises Ltd.

By	By

And	And

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List of Appendices

Appendix A — Leasehold Agreement

Appendix B — Infrastructures of the Property Sold

Appendix C — Confirmation of Rights from the Lands Administration

Appendix D — Form 4

Appendix E — Deeds of Approval from the Ministry of Industry, Trade and Employment

Appendix F — Lease Agreement

Appendix G — Real Estate Appraiser Reports

Appendix H — Irrevocable Power of Attorney

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APPENDIX B

Property	Quantity
Construction	sq.m.	Remarks
Offices	1,000	On each floor 500
Processing Department	4,250
Pressing Department	6,250	Excluding bomb-shelter areas
Reject production warehouse	4,390	Excluding bomb-shelter areas and laboratory
Silos building	850
Out-buildings	1,100	Electricity, liquids, sand reception, filter press, hazardous materials, guard
Bomb-shelter areas	300	Total of 5 bomb-shelter areas
Laboratory	130
Asphalt	44,000	All the area that is not built

Systems
Sanitary installations
Fire extinguishing
Fire and smoke detectors
Sewerage
Smoke bellows
Air-conditioning
Electricity — power and lighting

APPENDIX C

[Emblem]
State of Israel	ISRAEL LANDS ADMINISTRATION
File No.: A20908280
Date: January 2, 2011
CaesarStone Sdot Yam Ltd.
Sdot Yam
Sdot Yam 38805

RE: CONFIRMATION REGARDING REGISTRATION OF

RIGHT IN PROPERTY

Block: 18508	Parcel: 49 Sub-parcel:
Block: 19618	Parcel: 37 Sub-parcel:

*** The remaining blocks and parcels in the property appear on a separate page ***

Plan: HA/MK/2004/9	Plot: 2000
Address of property: Plot 2000 Bar-Lev Industrial Zone Mateh Asher Regional Council

Area : 63,680 0 sq.m. approximately

1.	We confirm that the rights in the Property are registered with us in the name of

Name	Identity/corporation no.	Fractions of the rights
CaesarStone Sdot yam Ltd.	I.D. 511439507	1/1

2.	The owners of the rights have a capitalized leasehold agreement in respect of the abovementioned property which is valid until February 5, 2054.

3.	As at the date of this confirmation — the registrations, the periods and the operations (undertakings for registration of mortgage, attachments, injunctions, agreement to pledges of rights, etc.) in respect of the abovementioned property and as updated in the property file kept at the Lands Administration (excluding charges which are registered other than at the Lands Administration or about which the Lands Administration has no knowledge) are as follows:

There is a first mortgage at Hapoalim B.M.                 without limitation of amount

There is a first mortgage at Leumi le’Israel B.M.       without limitation of amount

There is a first mortgage at Mizrahi Tefahot Ltd.       without limitation of amount

4.	As at the time of this confirmation (January 2, 2011 10:56) no application for the transfer of the rights in the abovementioned property has been filed with the Lands Administration.

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5.	This document does not have the effect of altering legal obligations or rights, as same are reflected in the Lands Administration file, and this document does not constitute consent to a deviation from / breach of the terms and conditions of the agreement mentioned above.

The remaining particulars (conditions of leasehold, financial conditions, building rights) are as set forth in the leasehold contract.

6.	The information detailed in this document does not relate to registrations that are not conducted at the Lands Administration, including registrations in the company mentioned above, at the Land Registry, with the Registrar of Pledges, the Registrar of Societies, Registrar of Companies.

7.	The registration in the Land Registry takes precedence over registration in the books of the Lands Administration and in a case of a conflict between the two — registration in the Land Registry prevails.

Yours truly, ( — ) Yocheved Schwarzberg Head of Transactions Division ILA North

(name)	(function)

* Note:	Details of the property (address, block, parcel, plan) are according to what has been recorded in the Lands Administration file. Attention is drawn to the fact — the legal situation of the rights in the land is conducted in the land registers in accordance with what is specified in the Land Law, 5729-1969, after having undergone updated registration processes in the Land Registry. Definition of the property is according to a legend of final (updated) block and parcel (sub-parcel). The aforesaid plans in respect of the land have not yet been registered in the Land Registry and therefore the data regarding block and parcel on this form are not necessarily final.

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Additional block and parcel data:

Block	Parcel	Sub-parcel
19618	38
19618	39
19618	40
19618	41
19618	42
19618	43
19618	44
19618	45
19618	46
19618	47
19618	48
19618	49
19618	50
19618	51
19618	52
19618	53

3

Appendix D

“Asher Province” Local Planning and Building Committee	Date: June 15, 2005

FORM 4

(Regulation 5)

Approval for Supply of Services

under the Planning and Building Regulations

(Approvals for Supply of Electricity, Water and Telephone Services)

5741-1981

Details of the applicant:	CaesarStone Ltd.
Building file:	3590		Application number: 20040261
Block and Parcel:	Block:	Parcel: 53	Zoned for: Industrial zone;
	Block: 18508	Parcel: 49	Zoned for: Industrial zone;
	Block: 19618	Parcel: 37	Zoned for: Industrial zone;
	Address of building construction:		Bar-Lev Industrial Zone

which was constructed pursuant to building permit number 20040261 of: December 22, 2004

Nature of the application: Industrial plant — “CaesarStone” in an area of 12208.65 sq.m.

Approval is hereby granted pursuant to Section 157A of the Planning and Building Law, 5721-1965 and according to the Planning and Building Regulations (Approvals for Supply of Electricity, Water and Telephone Services), 5741-1981.

( — )		( — )
Yehuda Shavit		Architect Ofer Korat-Oz
Chairman of the Committee	Asher Province	Engineer of the Committee
Local Planning and
Building Committee

Application No.:

Particulars of application: I.D.:
Address:

June 19, 2005

“Asher Province” Local Planning and Building Committee

Date: March 21, 2010

FORM 4

(Regulation 5)

Approval for Supply of Services

under the Planning and Building Regulations

(Approvals for Supply of Electricity, Water and Telephone Services)

5741-1981

Name: CaesarStone Ltd. P.O. Box 3 Yakum I.D. 520043563

Building File No.: 3590             Building Permit No.:             20060395

Block: 19618             Parcel: 3 sub-parcel (plot):

Address:             Bar-Lev Industrial Zone

which was constructed pursuant to Permit number: 20060395             Dated: February 22, 2007

Nature of application:

Addition to ground floor of an area of 6003 sq.m. (64094 cu.m.)

containing a production hall, raw materials warehouse, auxiliary material warehouse, shed above filter press, shed above water treatment set-up, pumping station and guard’s booth + application for concession in height of raw materials terminal (21-23 meters instead of 15 meters) under plan C/BT/214.

A fuel station and liquefied petroleum gas tanks are not included in the permit. The permit “does not include” a refueling station and liquefied petroleum gas tanks that are on the site.

An approval is hereby granted pursuant to Section 157A of the Planning and Building Law, 5725-1965 and pursuant to the Planning and Building Regulations (Approvals for Supply of Electricity, Water and Telephone Services), 5741-1981.

Location: Bar-Lev Industrial Zone

( — )		( — )
Signature of Chairman of the Local Committee		Signature of Engineer of the Local Committee

Asher Province
Local Planning and
Building Committee
Rubber stamp of Local Committee

March 22, 2010

“Asher Province” Local Planning and Building Committee

Date: December 28, 2005

FORM 4

(Regulation 5)

Approval for Supply of Services

under the Planning and Building Regulations

(Approvals for Supply of Electricity, Water and Telephone Services)

5741-1981

Details of the applicant:	CaesarStone Ltd.
Building file:	3590		Application number: 20040261
Block and Parcel:	Block:	Parcel: 53	Zoned for: Industrial zone;
	Block: 18508	Parcel: 49	Zoned for: Industrial zone;
	Block: 19618	Parcel: 37	Zoned for: Industrial zone;

Address of building construction:         Bar-Lev Industrial Zone

which was constructed pursuant to building permit number 20040261 of: December 22, 2004

Nature of the application:

Industrial plant — “CaesarStone” in an area of 12208.65 sq.m.

An approval is hereby granted pursuant to Section 157A of the Planning and Building Law, 5721 [5] (1965) and according to the Planning and Building Regulations (Approvals for Supply of Electricity, Water and Telephone Services), 5741-1981.

( — )		( — )
Yehuda Shavit		Architect Ofer Korat-Oz
Chairman of the Committee	Asher Province	Engineer of the Committee
Local Planning and
Building Committee

Application No.:

Particulars of application: I.D.:

Address:

January 4, 2006

Appendix E

MINISTRY OF INDUSTRY AND TRADE

THE INVESTMENT CENTER

Jerusalem, 17th Tevet 5763
December 22, 2002
File No.: 21207
Program No.: 6087
Application No.: 69252
Corporation No.: 511439507

CaesarStone Sdot Yam Ltd.

D.M. Menashe, Sdot Yam 38805

Dear Sirs,

Deed of Approval for Program on a Grants Track

1.	The Board of the Investment Center considered and discussed your application dated August 5, 2002 for the approval of an investment program in accordance with the Law for the Encouragement of Capital Investments, 5719-1959 (hereinafter: the Law) for the expansion of a plant at the Shluchot Tsvayim Park (Industrial Zone) (Development Area A), for the manufacture of polymeric stone slabs at an investment in a sum of NIS 135,172,000 ($28,760,000).

2.	The Board decided (Decision No. 1573 — (b) — 4 of November 25, 2002) to approve an investment plan in fixed assets in accordance with the Law, subject to what is stated in this Deed of Approval and in the appendix which is attached and constitutes an integral part hereof.

Subject of the approved program: expansion of plant for manufacture of polymeric stone slabs.

At Shluchot Tsvayim Park (Industrial Zone) (Development Area A).

The extent of the investment in the approved program: NIS 135,172,000 ($28,760,000).

3.	In accordance with a decision of a Ministerial Committee on Economic Affairs EC/66V dated April 3, 1985, the items in the approved program will be linked as follows:

–	Investments in buildings — to the Buildings Prices Index (basic index: the index of 9-2002 — 785.7713 points).

–	Investments in local equipment and local costs — to the Consumer Price Index (basic index: the index of 09-2002 — 9621.836 points).

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–	Investments in imported equipment — to rate of the US dollar (basic rate: NIS 4.7 = $1).

The linkage will not apply to investments that were made between the date on which the investments were made and the above mentioned basic indices.

4.	Fulfillment of the following conditions and provisions of the law will constitute an essential precondition and a condition precedent to receiving the benefits which this Deed of Approval confers:

At least 30% of the investments in fixed assets shall be funded by additional paid-up share capital (ordinary shares).

The issue and payment up of the capital shall be made concurrent with the current effecting of the investments in the framework of the approved plan.

You will immediately report to the Investment Center in writing about any change in the state or condition of the corporation, in the implementation of the investment program or in the business results, which could materially affect the implementation of the approved program in accordance with this Deed of Approval, or the continued operations of the corporation, including an intention to shut down the production line / plant and/or to dismiss or retrench employees, etc.

You must report to the Investment Center on a periodic report form, through the Inbal company, by way of a regular report at time intervals of once per calendar year on December 31, regarding progress in the implementation of the approved program, about the conditions and items thereof and about the allotment and payment up of the required share capital. Failure to report as aforesaid will constitute a breach of the conditions of the Deed of Approval.

5.	You must maintain a separate accounting for the program that is the subject of the Deed of Approval, by way of a double-entry accounting system in all aspects connected with investment in the program.

6.	We have taken note of your undertaking dated July 23, 2002 to abide by the laws of intellectual property, as same apply from time to time in the State of Israel. If you are convicted of an infringement of the laws of intellectual property, we will be entitled to cancel any concession or benefit you have received from the Investment Center, including a grant, loan, tax concession and/or any other financial advantage, or portion of such benefit, and to demand the repayment thereof together with interest and linkage differentials as prescribed by law.

7.	The commercial relationship between the Company and corporations in which the Company or its owners are interested parties shall be on a basis of market prices and market conditions, coupled with a proper attribution of expenses.

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8.	The siting of the plant in the Shluchot Tsvayim Park (Industrial Zone) (Development Area A) constitutes an essential and fundamental condition to the approval of the program and a breach thereof will constitute grounds for the revocation of the Deed of Approval.

9.	Implementation of the marketing plan set forth in your letter dated November 28, 2002 constitutes a fundamental condition of the Deed of Approval, and a breach thereof will constitute grounds for revocation of the Deed of Approval.

10.	Your Company shall employ at least 150 duly-qualified skilled workers in a full-time job, commencing from the end of the first year for implementation of the program onwards.

The number of duly-qualified skilled workers shall not decrease during the entire period of the benefits. For these purposes: a full-time job — as is customary in the collective agreement that applies to the sector in regard to the duly-qualified skilled aspect, to which the employee and/or the branch in which the Company engages belongs.

11.	Making of the investments in accordance with the approved program will entitle you to an investment grant at a rate of 20% and a capital grant at a rate of 4% of the investments in fixed assets.

12.	Payment of the grants will be subject to what is stated in Section 40H of the Law.

According to the Arrangements in the National Economy Law (Amendments to Statutes for Attainment of the Budget Targets and the Economic Policy for the 2002 Financial Year), 5762-2002 — applications for investment grants that are submitted in 2002 will entitle you to only 30% of the grant in respect thereof.

The balance of the grant will be paid within 60 days after approval of the State budget for the 2003 financial year (together with linkage differentials and interest within the meaning thereof under the Award of Interest and Linkage Law, 5721-1961, from the date of payment of the first part of the investment grant and up to the date of payment), provided that payment of the grant meets the remaining conditions under Section 40H of the Law.

13.	The tax benefits in respect of implementation of the approved program will be given pursuant to Section 47 of the Law for the Encouragement of Capital Investments.

14.	Revenues deriving from the approved enterprise in development area A will be exempt from companies tax during the first two years of operation of the program and will give entitlement to concessions in companies tax for an additional five years in accordance with the provisions of the Seventh Chapter of the Law for the Encouragement of Capital Investments.

15.	The percentage tax concessions to which the enterprise will be entitled in accordance with this approval will be determined in accordance with Section 74 of the Law —

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according to the ratio between the additional turnover (less indirect taxes) above the turnover of the enterprise in the base year, where same is increased by the percentage change in the wholesale prices index of the industrial output and the total turnover in any year of the years for tax concessions.

For these purposes:

Base year — the last full year of manufacture prior to activation of the expansion.

Change in index — a change in the aforesaid index in the period between the last month in the base year and the last month in the tax year.

16.	Receipt of the concessions is contingent upon the fulfillment of the conditions of the approval and will be subject to the provisions of the law and the procedures of the Investment Center, as may be prescribed from time to time.

17.	The time for implementation of the approved program will be until the December 22, 2004. If at the end of the period the making of investments in the items relating to development of land, buildings and equipment is proved to the Investment Center to an extent of at least 40% of the total scope of the updated approved program in real-term values, the Investment Center will consider extending the period for implementation by an additional year.

18.	This deed does not constitute a recommendation or approval for receiving a loan or a benefit inherent therein from any government source, or to any conditions of a loan or benefit.

19.	The appendix to the Deed of Approval and details of the approved program is attached hereto and forms an integral part of the Deed of Approval.

Yours truly, (- ) Shmuel Mordechai Director of the Investment Center

copies:

Deputy Accountant-General, Ministry of Finance

Income Tax Commission, Ministry of Finance

Assistant to the Minister on Regional Development,

        Ministry of Industry & Trade

Inbal Insurance Company Ltd.

Authorized representative of the Company

The Investment Center

Internal: 1

4

Emblem

MINISTRY OF INDUSTRY AND TRADE

THE INVESTMENT CENTER

APPENDIX TO DEED OF APPROVAL

1. This appendix constitutes an integral part of the Deed of Approval.

2. The provisions of the appendix will apply in addition to the provisions of the Law for the Encouragement of Capital Investments, 5719-1959 (hereinafter: the Law).

3. Compliance with the full conditions contained in the Deed of Approval, including the conditions contained in this appendix constitute a precondition to receiving the benefits under the Law.

4. The approved program pursuant to a Deed of Approval relates to investments in building construction, development, new equipment and machinery only, unless otherwise stated in the Deed of Approval.

5. Imported used equipment, which has been approved by the Board of the Investment Center and is included in a Deed of Approval, must be examined by an appraiser on behalf of the Investment Center, prior to any grant being paid out of the State budget.

6. The receipt of benefits under the Law is contingent upon the due maintaining of proper books of account by the double entry accounting system.

7. According to the Public Bodies Transactions Law (Enforcement of Keeping of Accounts) (Amendment No. 2), 5750-1990, the holder of a Deed of Approval must, at the beginning of each tax year, present confirmation to the bank through which the program is implemented from an authorized official (as defined in the Law) regarding the keeping of books of account and records in accordance with the Public Bodies Transactions Law.

8. No grants will be paid if it transpires that the corporation has a debt to the Ministry of Industry and Trade. Grants will be paid only after the corporation which holds a Deed of Approval furnishes a certificate from the accountant of the Ministry of Industry and Trade evidencing that the debt has been discharged and/or settled.

9. A change in the composition of owners of the corporation which owns an approved enterprise, including a cumulative public offering on a stock exchange in excess of 49%, and including a private placement at any percentage whatsoever, in the period of implementation of an approved program and up to the end of the period of benefits, requires the prior written approval of the Investment Center.

10. A company which issues shares and/or debentures convertible into shares on a stock exchange, up to a percentage of 49% of the ownership of the company (including previous issues and including the exercise of debentures and/or options, up to a full dilution) will be exempt from obtaining prior approval from the Investment Center. This exemption will not apply to the sale of shares held by controlling shareholders within the meaning of that term under Section 3(i)(1)C of the Income Tax Ordinance.

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A company making a public offering under the abovementioned conditions must report to that effect to the Investment Center not later than the end of sixty days from the date of the public offering. Details shall be given in the report of:

- The stock exchange on which the public offering was made.

- Particulars about the structure of ownership prior to the public offering and subsequent thereto, including an indication of foreign investors.

11. Any change in an approved program and in the conditions thereof in relation to what is stated in the application for receiving an approved enterprise and in the Deed of Approval, such as: the addition or depletion of equipment, updating of price increases, change in the items of the investment, a change in the product or a change in the place of the investment, necessitates the obtaining of prior written approval from the Investment Center. Every application for a change shall be made on a suitable form and in accordance with the instructions that are published from time to time by the Investment Center.

12. An approved enterprise on an alternative track must lodge a periodic performance report with the Investment Center in regard to progress in the implementation of the approved program, and in regard to the conditions and items thereof, and about the issue and payment up of the corporation’s capital, as required. The report shall be lodged on a suitable form and shall be made at time intervals of once per year on December 31. Such report shall be submitted to Inbal Insurance Company Ltd.

An approved enterprise on a grants track shall report on performance through the bank at which the program is implemented.

13. After the investments have been made and confirmation has been received about implementation of the program, every “approved enterprise”, on any of the benefit tracks, must continue to report on the business results during the entire period of entitlement to benefits. The report shall be submitted to Inbal Insurance Company Ltd. once every calendar year not later than January 31 following the end of each year.

14. Three months after the end of implementation of an approved program, or from the final date for the implementation thereof, as shall be specified by the Board of the Investment Center — whichever is the earlier — or on a demand from the auditing division at the Investment Center, a corporation which holds a Deed of Approval must deliver a final performance report in respect of the approved program. The report shall be submitted on appropriate forms and shall be signed by the general manager of the corporation, duly authenticated by an accountant who signed the corporation’s audited annual financial statements.

15. A corporation which holds a Deed of Approval must furnish the Investment Center, or someone on its behalf, at its request, with information, documents and other evidence in connection with the implementation of an approved program, evidencing compliance with the approval and the conditions of the Law. In addition, it is obliged to assist the Investment Center and persons acting on its behalf in carrying out examinations, including the obligation for enabling them to visit the enterprise and any other place at which the corporation carries on business, at any time. This applies both during the period of implementation and also on completion of the entire period of benefits.

16. Where a corporation implements an approved program, or parts thereof, through a related corporation, the following rules will apply to it:

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a. The corporation shall report to the Investment Center that the approved program is being implemented by the related corporation.

b. The Investment Center will be entitled, in its discretion, to carry out examinations in order to verify compliance with the conditions of the Law, the conditions of the approved program and the conditions of the Deed of Approval in the books of account and the documents of the related corporation, and to receive from it all the documents that may be required by it, as stated in Paragraph 13 above.

For these purposes — “related corporation” is a body corporate or a person in respect of whom one of the following applies:

1. Anyone who directly or indirectly controls any entity to whom a Deed of Approval was granted.

2. A corporation in which control, direct or indirect, is held by an entity to whom a Deed of Approval was granted.

3. A corporation in which control, direct or indirect, is held by an entity in respect of whom the provisions of sub-paragraphs (1) or (2) below apply:

1) The holding alone, through a family relative or together with a family relative, of at least 10% of a particular class of means of control in the corporation. For these purposes — “means of control”: according to the meaning thereof in the Securities Law, 5728-1968.

2) The ability, alone, through a family relative or together with a family relative, to direct the operations of a corporation, except ability arising solely from fulfilling the function of director or other officer in the corporation.

“Family relative” — a spouse, parent, parent’s parent, brother or sister, descendant, descendant of a spouse and the spouses of any of the persons mentioned above, as well as any other person who is an agent, partner, employee or subordinate.

17. It is possible to start receiving tax benefits in respect of an approved program prior to the lodgment of a final performance report, and after receipt of a provisional approval from the auditing division at the Investment Center regarding significant activation of the program. The validity of the provisional approval is for a period of up to 12 months.

18. “The approved enterprise” shall act in accordance with the terms and conditions of the Deed of Approval during the entire period of benefits and not less than seven years (and in the case of an accommodation providing project in the tourism industry, not less than twelve years) commencing from the date of lodgment of a final performance report with the auditing division at the Investment Center. Non-compliance with the conditions set forth in this paragraph will constitute grounds for retroactive rescission of a Deed of Approval and for demanding repayment of grants and benefits, in accordance with a decision of the Investment Center. The tax benefits will only be given where the corporation has acted in accordance with the terms and conditions of the Deed of Approval during the entire period of benefits.

19. A corporation is entitled to appeal against the contents of a Deed of Approval, as stated in Section 25 of the Law, within sixty days from the date of receipt thereof. The appeal shall be in writing and shall be reasoned, and it shall be lodged with the Investment Center.

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[Emblem]

MINISTRY OF INDUSTRY AND TRADE

THE INVESTMENT CENTER

December 22, 2002

REPORT ON DETAILS OF INVESTMENTS FOR PROGRAM

Name of corporation: Caesarstone Sdot Yam Ltd.	Corporation number: 511439507

Deed of Approval No.: 21207 - 6087	Date: December 22, 2002

Subject of program: Polymeric stone slabs	Branch: Cement and building materials

Status of program: Expansion
Track: Grants

Period for implementation: December 22, 2004

Program sites: Park Sluchat Tzvayim (Ind. Zone)	Preference class: Development Area “A”

Details of the investments at the site

Site:1 1989 Park Sluchat Tzvayim (Ind. Zone) Preference class: A

Production line: 99 General

Main item: 1 New equipment

Item	Name of Investment	No. of units /	Country of		Entitlement to		Total investment in	Percentages for grant
No.	Item	sq.m.	manufacture	Approval code	grant code	Date of approval	NIS	Law	Capital	Other
1	Complete production lines for slabs	2		Approved	Entitled	Dec. 22, 2002	68,150,000	20	4

2	Raw material feeding systems	2		Approved	Entitled	Dec. 22, 2002	5,640,000	20	4

3	Auxiliary equipment and industry services			Approved	Entitled	Dec. 22, 2002	7,520,000	20	4

Total approved investment for main item: NIS 81,310,000

Main item: 3 Installation of equipment

Item	Name of Investment	No. of units /	Country of		Entitlement to		Total investment in	Percentages for grant
No.	Item	sq.m.	manufacture	Approval code	grant code	Date of approval	NIS	Law	Capital	Other
1	Installation of equipment			Approved	Entitled	Dec. 22, 2002	3,290,000	20	4

Total approved investment for main item: NIS 3,290,000

1

Main item: 4 Equipment planning and supervision

Item	Name of Investment	No. of units /	Country of		Entitlement to		Total investment in	Percentages for grant
No.	Item	sq.m.	manufacture	Approval code	grant code	Date of approval	NIS	Law	Capital	Other
1	Equipment planning and supervision			Approved	Entitled	Dec. 22, 2002	2,350,000	20	4

Total approved investment for main item: NIS 2,350,000

Main item: 5 Land and infrastructure development

Item	Name of Investment	No. of units /	Country of		Entitlement to		Total investment in	Percentages for grant
No.	Item	sq.m.	manufacture	Approval code	grant code	Date of approval	NIS	Law	Capital	Other
1	Land and infrastructure development			Approved	Entitled	Dec. 22, 2002	10,058,000	20	4

Total approved investment for main item: NIS 10,058,000

Main item: 6 Buildings

Item	Name of Investment	No. of units /	Country of		Entitlement to		Total investment in	Percentages for grant
No.	Item	sq.m.	manufacture	Approval code	grant code	Date of approval	NIS	Law	Capital	Other
1	Production, storage and office buildings	521		Approved	Entitled	Dec. 22, 2002	28,435,000	20	4

Total approved investment for main item: NIS 28,435,000

Main item: 8 Systems in buildings and general systems

Item	Name of Investment	No. of units /	Country of		Entitlement to		Total investment in	Percentages for grant
No.	Item	sq.m.	manufacture	Approval code	grant code	Date of approval	NIS	Law	Capital	Other
1	Systems in buildings			Approved	Entitled	Dec. 22, 2002	9,729,000	20	4

Total approved investment for main item: NIS 9,729,000

Total approved investment: NIS 135,172,000

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Emblem

MINISTRY OF INDUSTRY, TRADE AND EMPLOYMENT

THE INVESTMENT CENTER

Jerusalem, 27th Elul 5764 September 13, 2004 File number: 21207 Program number: 6087 Application number: 75500 Corporation number: 511439507

CaesarStone Sdot Yam Ltd.

D.N. Menashe

Sdot Yam 38805

Dear Sirs,

re:	Change of Location of Site

Update number 1 to Deed of Approval dated December 22, 2002

1. The Board of the Investment Center discussed your application of May 16, 2004 to approve a change in the location of the plant from Beit Shean (Development Area A) to the Bar-Lev Industrial Zone (Development Area A).

2. The Board decided (Decision No. 1642(b) 11 dated August 2, 2004) to approve a change in the location of the plant from Beit Shean (Development Area A) to the Bar-Lev Industrial Zone (Development Area A).

3. The remaining particulars of the Deed of Approval, together with the terms and conditions thereof and the updates thereof remain unchanged.

4. Attached hereto are details of the updated investments schedule.

Yours truly,
( — ) Etti Azrieli Director of the Examination of Investments Field

copies:

Income Tax Commission, Ministry of Finance

Inbal Insurance Company Ltd.

Chemicals and Quarries Administration,

        Ministry of Industry and Trade

Company file

Internal: 1

1

[Emblem]

MINISTRY OF INDUSTRY AND TRADE

THE INVESTMENT CENTER

September 13, 2004

REPORT ON DETAILS OF INVESTMENTS FOR PROGRAM

Name of corporation: Caesarstone Sdot Yam Ltd.	Corporation number: 511439507

Deed of Approval No.: 21207 - 6087	Date: December 22, 2002

Update No.: 1	Date: September 13, 2004

Subject of program: Polymeric stone slabs	Branch: Cement and building materials

Status of program: Expansion
Track: Grants

Period for implementation: December 22, 2004

Program sites: Park Sluchat Tzvayim (Ind. Zone)	Preference class: Development Area “A”

Details of the investments at the site

Site: 1 1989 Park Sluchat Tzvayim (Ind. Zone) Preference class: A

Production line: 99 General

Main item: 1 New equipment

Item	Name of Investment	Type of	No. of units /	Country of		Entitlement to		Total investment in	Percentages for grant
No.	Item	item	sq.m.	manufacture	Approval code	grant code	Date of approval	NIS	Law	Capital	Other
1	Complete production lines for slabs	Imported	2		Approved	Entitled	Dec. 30, 2002	68,150,000	20	4
2	Raw material feeding systems	Local	2		Approved	Entitled	Dec. 30, 2002	5,640,000	20	4
3	Auxiliary equipment and industry services	Local			Approved	Entitled	Dec. 30, 2002	7,520,000	20	4

Total approved investment for main item: NIS 81,310,000

Main item: 3 Installation of equipment

Item	Name of Investment	Type of	No. of units /	Country of		Entitlement to		Total investment in	Percentages for grant
No.	Item	item	sq.m.	manufacture	Approval code	grant code	Date of approval	NIS	Law	Capital	Other
1	Installation of equipment				Approved	Entitled	Dec. 30, 2002	3,290,000	20	4

Total approved investment for main item: NIS 3,290,000

1

Main item: 4 Equipment planning and supervision

Item	Name of Investment	Type of	No. of units /	Country of		Entitlement to		Total investment in	Percentages for grant
No.	Item	item	sq.m.	manufacture	Approval code	grant code	Date of approval	NIS	Law	Capital	Other
1	Equipment planning and supervision				Approved	Entitled	Dec. 30, 2002	2,350,000	20	4

Total approved investment for main item: NIS 2,350,000

Main item: 5 Land and infrastructure development

Item	Name of Investment	Type of	No. of units /	Country of		Entitlement to		Total investment in	Percentages for grant
No.	Item	item	sq.m.	manufacture	Approval code	grant code	Date of approval	NIS	Law	Capital	Other
1	Land and infrastructure development				Approved	Entitled	Dec. 30, 2002	10,058,000	20	4

Total approved investment for main item: NIS 10,058,000

Main item: 6 Buildings

Item	Name of Investment	Type of	No. of units /	Country of		Entitlement to		Total investment in	Percentages for grant
No.	Item	item	sq.m.	manufacture	Approval code	grant code	Date of approval	NIS	Law	Capital	Other
1	Production, storage and office buildings		521		Approved	Entitled	Dec. 30, 2002	28,435,000	20	4

Total approved investment for main item: NIS 28,435,000

Main item: 8 Systems in buildings and general systems

Item	Name of Investment	Type of	No. of units /	Country of		Entitlement to		Total investment in	Percentages for grant
No.	Item	item	sq.m.	manufacture	Approval code	grant code	Date of approval	NIS	Law	Capital	Other
1	Systems in buildings				Approved	Entitled	Dec. 30, 2002	9,729,000	20	4

Total approved investment for main item: NIS 9,729,000

Total approved investment: NIS 135,172,000

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Emblem

MINISTRY OF INDUSTRY, TRADE AND EMPLOYMENT

THE INVESTMENT CENTER

Jerusalem, 22nd Nissan 5765 May 1, 2005 File number: 21207 Program number: 6087 Application number: 76434 Corporation number: 511439507

CaesarStone Sdot Yam Ltd.

D.N. Menashe

Sdot Yam 38805

Dear Sirs,

re:	Update of Investments Schedule

Update Number 3 to Deed of Approval dated December 22, 2002

1.	The Board of the Investment Center discussed your application dated September 20, 2004 to grant approval in the scope of your program that was approved under the abovementioned Deed of Approval, as follows:

a.	Internal changes: NIS 1,981,000 ($421,490)

b.	Reduction of investment: NIS -22,264,000 (-$4,737,021)

c.	An alteration to Paragraph 10 of the Deed of Approval which relates to the employing of workers in a manner that instead of 150 employees, 100 employees will be employed in the Company.

2.	The Board decided (Decision No. 1658(b)3 dated April 11, 2005) to approve the following:

a.	Internal changes to an extent of: NIS 1,981,000 ($421,490)

b.	A reduction of investment to an extent of: NIS -22,264,000 (-$4,737,021) The investments which are approved in the aforesaid program will amount to NIS 112,908,000 ($28,760,000) instead of NIS 135,172,000.

c.	An amendment to Paragraph 10 of the Deed of Approval. Accordingly, where what is written in this paragraph is:

“Your	Company will employ at least 150 duly qualified skilled workers in a full-time job . . . .”

the	following will be substituted:

“Your	Company will employ at least 100 duly qualified skilled workers in a full-time job. . . .”

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3.	The period for implementation of the program will be until December 22, 2005.

4.	The remaining particulars of the Deed of Approval, including the terms and conditions thereof and the updates thereof remain unchanged.

5.	Attached hereto are details of the updated investments schedule.

Yours truly,
( — ) Hezi Zaig C.P.A. Director of the Investment Center

Copies:

Bank Leumi le-Israel B.M.

Income Tax Commission, Ministry of Finance

Inbal Insurance Company Ltd.

Chemicals and Quarries Administration

Company file

Internal: 1

2

[Emblem]

MINISTRY OF INDUSTRY AND TRADE

THE INVESTMENT CENTER

May 1, 2005

REPORT ON DETAILS OF INVESTMENTS FOR PROGRAM

Name of corporation: Caesarstone Sdot Yam Ltd.	Corporation number: 511439507

Deed of Approval No.: 21207 - 6087	Date: December 22, 2002

Update No.: 3	Date: May 1, 2005

Subject of program: Polymeric stone slabs	Branch: Cement and building materials

Status of program: Expansion
Track: Grants

Period for implementation: December 22, 2005

Program sites: Bar-Lev (Industrial Zone)	Preference class: Development Area “A”

Details of the investments at the site

Site: 2 1983 Bar-Lev (Ind. Zone) Preference class: A

Production line: 99 General

Main item: 1 New equipment

Item	Name of Investment	Type of	No. of units /	Country of		Entitlement to		Total investment in	Percentages for grant
No.	Item	item	sq.m.	manufacture	Approval code	grant code	Date of approval	NIS	Law	Capital	Other
1	Complete production lines for slabs	Imported	2		Approved	Entitled	Dec. 30, 2002	68,150,000	20	4
2	Auxiliary equipment and industry services	Local			Approved	Entitled	Dec. 30, 2002	7,520,000	20	4
3	Raw material feeding systems	Local	2		Approved	Entitled	Dec. 30, 2002	5,640,000	20	4

Total approved investment for main item: NIS 81,310,000

Main item: 3 Installation of equipment

Item	Name of Investment	Type of	No. of units /	Country of		Entitlement to		Total investment in	Percentages for grant
No.	Item	item	sq.m.	manufacture	Approval code	grant code	Date of approval	NIS	Law	Capital	Other
1	Installation of equipment				Approved	Entitled	Dec. 30, 2002	3,290,000	20	4

Total approved investment for main item: NIS 3,290,000

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Main item: 4 Equipment planning and supervision

Item	Name of Investment	Type of	No. of units /	Country of		Entitlement to		Total investment in	Percentages for grant
No.	Item	item	sq.m.	manufacture	Approval code	grant code	Date of approval	NIS	Law	Capital	Other
1	Equipment planning and supervision				Approved	Entitled	Dec. 30, 2002	2,350,000	20	4

Total approved investment for main item: NIS 2,350,000

Main item: 5 Land and infrastructure development

Item	Name of Investment	Type of	No. of units /	Country of		Entitlement to		Total investment in	Percentages for grant
No.	Item	item	sq.m.	manufacture	Approval code	grant code	Date of approval	NIS	Law	Capital	Other
1	Land and infrastructure development				Approved	Entitled	Dec. 30, 2002	10,058,000	20	4

Total approved investment for main item: NIS 10,058,000

Main item: 6 Buildings

Item	Name of Investment	Type of	No. of units /	Country of		Entitlement to		Total investment in	Percentages for grant
No.	Item	item	sq.m.	manufacture	Approval code	grant code	Date of approval	NIS	Law	Capital	Other
1	Production, storage and office buildings		52	1	Approved	Entitled	Dec. 30, 2002	28,435,000	20	4

Total approved investment for main item: NIS 28,435,000

Main item: 8 Systems in buildings and general systems

Item	Name of Investment	Type of	No. of units /	Country of		Entitlement to		Total investment in	Percentages for grant
No.	Item	item	sq.m.	manufacture	Approval code	grant code	Date of approval	NIS	Law	Capital	Other
1	Systems in buildings				Approved	Entitled	Dec. 30, 2002	9,729,000	20	4

Total approved investment for main item: NIS 9,729,000

Total investment approved for the site:NIS 135,172,000

Total approved investment: NIS 135,172,000

2

Emblem

MINISTRY OF INDUSTRY, TRADE AND EMPLOYMENT

THE INVESTMENT CENTER

Jerusalem, 18th Tevet 5766
January 18, 2006
File number: 21207
Program number: 6087
Application number: 79992
Corporation number: 511439507

CaesarStone Sdot Yam Ltd.

D.N. Menashe

Sdot Yam 38805

Dear Sirs,

re:	Extension of Period for Implementation

Update number 4 to Deed of Approval dated December 22, 2002

1.	Your application dated December 26, 2005 to approve an extension of time for implementation in the scope of your program, which was approved pursuant to the abovementioned Deed of Approval, together with all the addendums thereto, was examined by the Investment Center.

2.	Pursuant to my power under Board Decision No. 1187(a)2 approval is hereby granted for an extension of the period of implementation.

3.	The period for implementation of the plan will be until December 22, 2006.

4.	The remaining particulars of the Deed of Approval and all the terms and conditions thereof and the updates thereto remain unchanged.

Yours truly, ( — ) Etti Azrieli Director of the Examination of Investments Field

Copies:

Bank Leumi le-Israel B.M.

Income Tax Commission, Ministry of Finance

Inbal Insurance Company Ltd.

Chemicals and Quarries

Company file

Internal: 869

1

Emblem

MINISTRY OF INDUSTRY, TRADE AND EMPLOYMENT

THE INVESTMENT CENTER

Jerusalem, 28th Tevet 5768
January 6, 2008
File number: 21207
Program number: 6087
Corporation number: 511439507

CaesarStone Sdot Yam Ltd.

D.N. Menashe

Sdot Yam 38805

Attention CEO / Deputy CEO of the Company

Dear Sirs,

re:	Confirmation regarding Implementation of Approved Program on a Grants Track

1.	Your program, as described in your application dated August 5, 2002 until December 27, 2005 for expansion of a plant at Bar-Lev (Industrial Zone) (Development Area A), for the manufacture of polymeric stone slabs, at a total investment of NIS 112,908,000 in fixed assets, was approved as “an approved enterprise” pursuant to the Law for the Encouragement of Capital Investments, 5719-1959 (hereinafter: the Law), as stated in the Deed of Approval dated December 22, 2002 together with all the addendums / amendments thereto until January 31, 2006, which constitute an integral part thereof.

2.	In reliance on the implementation report of Approved Program No. 5169518 dated July 10, 2007 which was drawn up, examined and signed by the accountants Kost Fohrer Gabbai and Kasirer, and the documents and certificates which accompany it, we confirm that in the scope of the approved program the following investments were made and recognized:

				Total investment in
Name of main investment item	2004 year	2005 year	2006 year	item
Infrastructures and buildings	8,699,811	28,759,756	1,051,856	38,511,433
Equipment	3,364,209	68,956,901	2,075,397	74,396,577
Total	12,064,020	97,716,727	3,127,253	112,908,000

Total approved investment: NIS 112,908,000

Investments which were approved for grants up until December 22, 2006 — in a sum of NIS 109,529,412.

Grants that were given NIS 26,287,060

Balance of investments in a sum of NIS 3,378,588 are entitled to grants subject to approval of engineer.

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3.	Within the limits of the amount that was implemented and recognized, the approved enterprise, which was initially put into operation in the 2005 tax year (hereinafter: Year of Initial Operation) is granted the benefits contained in the abovementioned law.

4.	The tax benefits or concessions will be given pursuant to Section 47 of the Law.

5.	The percentage of the tax concessions to which the enterprise will be entitled according to this confirmation will be determined in accordance with Section 74 of the Law according to the ratio between the additional turnover (less indirect taxes) above the enterprise’s turnover in the base year, where same is increased by the percentage change in the wholesale prices index of industrial output, and the total turnover in each year of the years of tax concessions.

For these purposes: the base year — the last year of full production prior to initial operation of the expansion. Change in index — the change in the aforesaid index in the period between the last month in the base year and the last month in the tax year.

6.	Implementation of the marketing program described in your letter dated November 28, 2002 constitutes a precondition for receiving the benefits pursuant to this confirmation.

7.	We have taken note of your undertaking dated July 23, 2002 to abide by the laws of intellectual property, as are customarily practiced from time to time in the State of Israel. If your corporation is convicted of a breach of intellectual property laws, we will be entitled retroactively to cancel any tax benefit you may have received from the Investment Center, including a grant, tax concession and/or any other financial advantage, or portion of such benefit, and to demand the repayment thereof together with interest and linkage differentials according to law.

8.	Your company will employ at least 100 duly qualified skilled workers on a full-time job.

9.	The number of duly qualified skilled workers will not decrease during the entire period of benefits. For these purposes: full-time job — as is customary under the collective agreement which applies to the sector of trade to which the employee belongs and/or the branch in which the company engages.

10.	You will maintain separate accounting for the program that is the subject of the Deed of Approval, on a double-entry accounting system in connection with everything relating to an investment in the program.

11.	The commercial relationship between the company and the corporations in which the company or its owners are interested parties will be on the basis of market prices and market conditions, with proper attribution of expenses.

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12.	Nothing contained in this confirmation constitutes written authority for the payment of grants, except according to the provisions of the law and the rules for the payment of grants.

13.	A basic condition to the benefits pursuant to this confirmation is — the approved enterprise shall operate for a period that shall not be less than 7 years from the abovementioned year of initial operation.

All the particulars of your corporation and the details of the approved program, including the structure of incorporation, composition of shareholders, location of the enterprise, the product and the composition of investments, constitute terms and conditions of this confirmation and any change therein necessitates the prior approval of the Investment Center until the end of the period of benefits pursuant to this confirmation and/or 7 years from the year of initial operation, whichever is the later.

You are required to submit a periodic report to the Investment Center three months from the end of two years and from the end of six years from the end of the year in which this confirmation was issued.

Details shall be given in the periodic report of turnovers, local sales and export sales, and number of employees from the year of initial operation and up to the time of lodgment of the report, according to years.

Yours truly,
( — ) Ronit Shani, C.P.A. Director of the Audit Department and the Professional Department

copies:

Income Tax Commission

Bank Leumi le-Israel B.M.

Inbal Insurance Company Ltd.

Internal: 2

3

LICENSE AGREEMENT

made and entered into at Kibbutz Sdot yam on the 31st day of March 2011

Between:	CAESARSTONE SDOT YAM LTD. Pvte. Co. 51-143950 of Kibbutz Sdot yam (hereinafter: “the Company”)

of the one part;

And:	SDOT YAM COOPERATIVE AGRICULTURAL SOCIETY ENTERPRISES LTD. Pvte. Co. 57-004566-6 of Kibbutz Sdot yam (hereinafter: “the Kibbutz”)

of the other part;

WHEREAS	According to an agreement signed between the Company and the Kibbutz to which this license agreement is an appendix (“the Main Agreement”), the Kibbutz acquired the rights in the Land (as defined in the Main Agreement) from the Company; and

WHEREAS	The Company operates a plant which is located on the Land (including storage and office areas); and

WHEREAS	The Company wishes to receive permission from the Kibbutz to use the Land for the period and on the conditions as set forth in this Agreement, and the Kibbutz agrees to grant the Company a license to use the Land as aforesaid, all subject to the terms and conditions of this Agreement;

Now therefore it is declared and agreed by the parties as follows:

1.	Preamble, appendices and definitions

1.1	The preamble to this Agreement and the appendices hereto constitute an integral part hereof.

1.2	Headings to clauses in this Agreement are solely for the ease of reading and no significance shall be accorded to them in the interpretation of this Agreement or any of the provisions hereof.

1.3	In this Agreement the following terms will have the meaning opposite them, unless otherwise expressly stated.

1.3.1	“The Buildings” — the Buildings which stand on the Land and constitute the Company’s plant and the installations thereof (including storage areas).

1.3.2	“The index” — the Consumer Price Index, including fruit and vegetables, which is published by the Central Bureau of Statistics and/or any other index that may be specified by the Central Bureau of Statistics and may come in its stead and/or replace it.

1.3.3	“Purpose of the license” — the operation of the plant including everything connected and required for the purpose, at present and in the future, in the Company’s discretion, for purposes of operating the plant, storage of raw materials and finished products and for offices.

1.3.4	“The plant” — the Company’s plant which at present engages in the development, manufacture, distribution and marketing of quartz surfaces; semi-precious stones and additional associated products, whether produced at present or as will be produced by the Company in the future.

1.3.5	“The Land” or “the License Area” — as defined in the Main Agreement, including the Buildings and everything permanently affixed thereto at the date of signing of this Agreement.

2.	Condition precedent

2.1	It is agreed between the parties that this Agreement is subject to the closing and completion of the public offering, as this term is defined below (“the Condition Precedent”) and that it will come into force upon the substantive closing and completion of the sale transaction, as same is defined in the Main Agreement.

2.2	For the removal of doubt, it is clarified that until the time at which the Condition Precedent is fulfilled and the substantive completion and closing of the sale transaction, as defined in the Main Agreement, this Agreement will be of no validity. If the Condition Precedent is not fulfilled on or before December 31, 2011, this Agreement will be deemed to be null and void in all respects as if it had never been signed.

2.3	“Completion of the public offering” for purposes of this Agreement will be deemed to be the date on which the Seller receives the first moneys that will be raised by it in an initial public offering of the Seller’s shares on a stock exchange in the USA (NASDAQ or NYSE).

3.	The license

3.1	Subject to all the terms and conditions of this Agreement, the Kibbutz hereby permits the Company to make use of the License Areas, including the Buildings, with the status of a licensee, during the license period and solely for the purpose of the license.

3.2	The Company undertakes not to use and not to allow the use of the License Areas (including the Buildings) or any part thereof, for any other purpose apart from the purpose of the license, except with the prior written consent of the Kibbutz.

3.3	Nothing contained in this Agreement shall be construed as creating a lease relationship between the parties, whether protected tenancy or unprotected tenancy. The Company’s rights pursuant to this Agreement in the License Areas (including the Buildings) are temporary rights of use only (during the license period as defined below), as described in this Agreement.

3.4

Without prejudice to the foregoing, for the removal of doubt it is clarified by the Kibbutz that the Land is an area which was vacated after 26th Av 5728 (August 20, 1968) of any tenant entitled to occupy it, and has not been leased under key money.

The licensee (including the Company) and/or a lessee have also not paid and will not pay the Kibbutz key money or any other payment likely to be construed as key money, including, and without derogating from the generality of the foregoing, in respect of works, alterations, improvements and/or enhancements which have been made or which may be made on the Land and in the Buildings prior to the license period and/or during the course thereof.

The permission to use which is granted under this Agreement shall not be protected by the Tenants Protection Law (Consolidated Version), 5732-1973 or pursuant to the remaining tenants protection laws and regulations and the aforesaid laws and regulations will not apply to the license, to the Company, to the Land and the Buildings and to this Agreement.

3.5	The Company hereby declares that it has, inter alia, examined the suitability of the License Areas (including the Buildings) to the purpose of the license (including the physical, legal and zoning condition thereof) and its ability to obtain a license and/or licenses that are required for the purpose of the license, including for the operation of the plant in the License Areas, and that it has found everything to be fully suitable for its objectives and its uses.

The Company hereby expressly waives in advance any allegation of defect and/or blemish and/or non-conformity in respect of the License Areas and/or the Buildings and/or the Kibbutz’s rights in the License Areas and/or the use that it can and is entitled to make of the License Areas, save and except a latent defect and/or latent non-conformity.

4.	The license period and the scope and extent of the License Areas

4.1

The license period pursuant to the provisions of this Agreement is for a period of 10 (ten) years, commencing on the date of commencement of the license period (“the First License Period”). “Date of commencement of the license period” means — the first day of the month following the time of fulfillment of the substantive closing and completion of the sale transaction as this term is defined in the Main Agreement. At the end of the First License Period, the validity of the license will automatically be extended for an additional period of ten years (“the Additional License Period” and together with the First License Period: “the License Period” for purposes of this Agreement), unless the Company notifies the Kibbutz in writing, at least two years before the end of the First License Period, that it does not wish to extend the License Period — and in such case the License Period will terminate at the end of the First License Period. For the removal of doubt it is clarified that in the Additional License Period all the provisions of this Agreement will continue to apply (subject to the contents of the last part of Clause 5.4 below).

4.2	The License Areas will be fixed throughout the entire License Period and the Company will not be entitled to reduce same and/or to return any areas to the Kibbutz. The Company will be obliged to pay the full user fees as stated in this Agreement, for the full License Areas, even in a situation in which — for any reason whatsoever — it does not make any use of the areas of the License Period.

4.3	The Company undertakes not to assign and/or transfer its rights in the License Areas pursuant to this Agreement, or any portion thereof, in whole or in part, to another or to others, in any manner whatsoever; and not to make over and/or transfer and/or allow any use of any sort in the License Areas or in any part thereof (including the Buildings), to another or to others, in any manner whatsoever, including as a licensee, whether for consideration or otherwise — except in the manner stated in Clause 4.5 below. Notwithstanding the foregoing, the Company will be entitled to assign all its rights and obligations under this Agreement as a consequence of a merger of the Company with a third party (to that party into which it is merged) and/or a sale of most or all its assets (to that party to whom the assets are sold) — without the necessity for obtaining approval from the Kibbutz, subject to the condition that any such assignment will be conditional upon the assignee undertaking in writing to assume all the Company’s obligations under this Agreement. In addition, notwithstanding the foregoing, it is agreed that the grant of permission to use the License Areas or any part thereof (including the Buildings), to corporations under the control of the Company and/or which control the Company and/or which are controlled by the controlling shareholders in the Company (“Permitted Transferee”) will not require the Kibbutz’s approval, on condition that the Permitted Transferee has delivered a deed of undertaking to the Kibbutz in which it undertakes to fulfill all the obligations imposed on the Company pursuant to this Agreement, without this prejudicing the force and validity of the Company’s obligations to the Kibbutz (including payment of the user fees as stated in this Agreement) which shall remain in force, jointly and severally with the obligations of the Permitted Transferee as aforesaid.

4.4	The Company hereby further undertakes not to encumber and/or pledge its rights, in whole or in part, and/or to grant any other right to any third party in the License Areas, or in any part thereof, to another or to others, in any manner whatsoever, unless it has received the prior written consent thereto of the Kibbutz. Nothing contained in this clause shall derogate from the provisions of Clause 4.3 above.

4.5	Without derogating from the contents of Clauses 4.1 to 4.3 above and notwithstanding the contents of Clause 4.2, the Company will be entitled to refer to the Kibbutz in writing at any time with an application to return any areas forming part of the License Areas to the Kibbutz, coupled with mentioning the time at which the Company wishes to return such areas to the Kibbutz. The Kibbutz will be given a period of three months from the date of the Company’s referral in which to consider the application — and to give notice whether or not it agrees thereto, all in its full and sole discretion and without there being any obligation upon it to give reasons for its decision.

Should the Kibbutz decide within three months not to accede to such application by the Company for the return of areas forming part of the License Areas, or not to take any decision in relation to such application by the Company within three months, the Company will be entitled to look for another entity for the aforesaid area it offered to return to the Kibbutz, where the identity of such other entity shall be agreed by the Kibbutz and approved expressly and in writing, and to allow it the status of a sub-licensee in the aforesaid area — provided that the Company shall continue to be liable for all its obligations to the Kibbutz under this Agreement in respect of the aforesaid area (including and without derogating from the generality of the foregoing, full payment of the amounts it is obliged to pay the Kibbutz under this Agreement in connection with that area). Should the Kibbutz decide to accede to the Company’s aforesaid application, the license in respect of that area in relation to which the Company requested to cancel the license will be cancelled at the time specified in the Company’s application, and the provisions of Clause 11 below shall apply, mutatis mutandis, to the area in relation to which the license was cancelled.

5.	User fees

5.1	The Company undertakes to pay the Kibbutz for the use of the License Areas during the License Period, user fees in a sum of NIS 345,500 [three hundred and forty-five thousand five hundred] per month (that is NIS 4,146,000 [four million one hundred and forty-six thousand new shekels] per annum), which in the opinion of both the parties constitutes fair and reasonable user fees for the License Areas, all together with V.A.T. as prescribed by law according to the rate thereof at the time each payment is made, and plus linkage differentials to the index as described below (“the User Fees”).

5.2

The User Fees that will be payable by the Company will be updated upwards (only) once every six months (in other words commencing from the 30th day of the sixth month of the First License Period and every six months thereafter), in the event of a rise in the Consumer Price Index as against the basic index. At every such date if it transpires that the new index (as defined below) is higher than the basic index (as defined below), the User Fees which the Company will pay the Kibbutz commencing from that date onwards will increase by the percentage by which the new index has risen as compared with the basic index. For the removal of doubt it is clarified that a fall in the index below the basic index will not entitle the Company to a deduction in the amount of the User Fees that are payable.

For purposes of the foregoing, “the basic index” means the index known on the date of commence of the License Period; “the new index” means the index last published before the date of calculation.

5.3	The User Fees will be paid by the Company to the Kibbutz as follows: up to the start of each year (“the Forthcoming Year”), CaesarStone will transfer 12 checks payable to payee only to Sdot Yam each of which in an amount equivalent to 1/12 of the User Fees as specified above for the Forthcoming Year, and the due date for payment of each check shall be the first of each calendar month in the Forthcoming Year. The abovementioned linkage differentials shall be paid not later than January 31 of each year in respect of the preceding year. Transfer of the checks as aforesaid to Sdot Yam will be deemed for all intents and purposes to be payment by the Company to the Kibbutz, except in a case in which the checks are not met upon presentation for payment. Notwithstanding the foregoing, the User Fees for the first calendar year of the License Period will be transferred to the Kibbutz by the Company in monthly payments as aforesaid immediately after the coming into force of this Agreement (and will be until the end of the first calendar year only).

5.4	Commencing from January 1, 2021, during every License Period (but not later than once every three years), the Kibbutz will be entitled to appoint a real estate appraiser (whose identity shall be agreed by the Company, and if his identity is not agreed within 30 days from the date the Kibbutz applied to the Company in writing, the Kibbutz will appoint the real estate appraiser out of the recommended list of real estate appraisers of Bank Leumi le-Israel B.M., as prevailing at that time) in order for him to assess the fair and reasonable User Fees for the License Areas. In the event that such real estate appraiser is appointed as aforesaid, the User Fees will be updated in accordance with the real estate appraiser’s decision.

5.5	Without derogating from and/or without prejudice to any remedy or relief available to the Kibbutz pursuant to this Agreement and/or according to any law, each payment of User Fees which is not paid on due date in accordance with Clause 5.3 shall bear penalty interest at the rate of interest prevailing for the time being at Bank Leumi le-Israel B.M. in respect of an exceeding of an approved credit framework in current business accounts, commencing from the elapse of 10 days from the date intended for the payment of each such payment and up to the date of actual payment thereof.

6.	Taxes and payments

6.1	All the taxes, fees, levies, payments and rates, governmental, municipal, local and/or other, which are imposed on lessees and/or users in relation to the License Areas and/or the Buildings and/or for the purpose of the license, as well as all the remaining payments which apply according to law to lessees and/or users, including and without derogating from the generality of the foregoing, payments of rates, local committee taxes, electricity, water, communications and so forth, which exist at the time of signing of this Agreement and/or which may be imposed in the future, shall be borne by the Company and shall be paid by it regularly and on due date.

6.2	On a demand by the Kibbutz, the Company shall furnish the Kibbutz with certificates and receipts indicating the making of all of the payments which the Company is liable to pay as aforesaid.

6.3	The Kibbutz will be entitled (but not obliged), to pay any amount the obligation for payment of which is imposed on the Company according to this Agreement and has not been paid by it within 30 days from the date on which such amount was supposed to be paid, provided that the Kibbutz shall give the Company written notice of its intention to make such payment at least 14 days in advance.

The Company shall refund to the Kibbutz any payment that may be paid by it as aforesaid, together with interest at the rate mentioned in Clause 5.5 above, reckoned from the date such amount was paid by the Kibbutz and up to the date of reimbursement thereof to the Kibbutz by the Company.

6.4	The Kibbutz shall bear the payment of taxes in relation to the License Areas, which apply to a land owner and/or long leasehold lessee, including, but without limitation, leasehold fees to the Lands Administration — whether existing at present or which may exist in the future, and it agrees that if a new tax and/or new fee and/or new levy and/or any other payment which by its nature applies to owners and/or leasehold lessees of land (“the New Tax”) should be imposed by the government and/or any authority or other body, then the Kibbutz will pay the New Tax.

7.	Additional building construction on the Land

7.1	In a case in which the Company wishes to carry out additional building construction and/or any other improvements in the License Areas (including the Buildings) (“the Additional Construction”), then the following will apply:

7.1.1	The Company will notify the Kibbutz in writing of its desire to carry out Additional Construction (in respect of industrial areas — construction to an envelope level only at customary standards, and in respect of offices — full building construction at normal and customary standards), and the objects and the scope and extent thereof.

7.1.2	Within a reasonable time the Kibbutz will take steps to obtain the necessary licenses and/or permits for purposes of performing such building construction.

7.1.3	In addition, subject to obtaining a building permit and any other approval and/or permit and/or license required according to law, the Kibbutz will, within a reasonable time and by coordination with the Company, perform the additional building construction out of moneys of a loan with which the Company will provide it according to market conditions (in an amount to cover the full Additional Construction — including the full planning costs that include the issue of the building permits and/or payment of levies and fees in respect thereof), the execution and the financial expenses during the period of construction) (“the Loan”).

7.1.4	Commencing from the date on which the areas of the Additional Construction are delivered to the Company, the User Fees which the Company will pay the Kibbutz shall increase by amounts that will be derived from the level of User Fees specified in this Agreement (and all the remaining contents of Clauses 5.1 to 5.4 above) in respect of the areas of the Additional Construction (“Additional User Fees for the Additional Construction”).

7.1.5	The Loan will be repaid by the Kibbutz solely by way of a full set-off against the Additional User Fees for the Additional Construction, and only against that, until the Loan has been repaid, including the full interest in respect thereof (or if at the date of termination of the License Period the full Loan has not yet been repaid, the balance of the Loan which has not yet been repaid will be fully discharged on the date of termination of the License Period). For the avoidance of doubt it is clarified that the User Fees specified in Clauses 5.1 to 5.4 above will under no circumstances be reduced, and the Company will not be entitled to set off any amounts against them, including on account of repayment of the amounts of the Loan it will provide to the Kibbutz as aforesaid for purposes of performing the Additional Construction.

7.2	In the event that the Company should wish to perform Additional Construction and/or any other improvements in the License Areas and/or in the Buildings, which are not for purposes of offices and/or are in excess of building construction at the level of an envelope with respect to industrial areas (“the Works”), the Works will be performed by the Company and at its expense after receipt of a building permit and any other approval and/or permit and/or license that is required according to law, subject to the condition that same are in accordance with the Purpose of the License and without this in any way altering the actual user fees which the Company will pay to the Kibbutz as stated in this Agreement.

7.3	The Company undertakes not to carry out and not to perform any alterations and/or repairs and/or enhancements and/or improvements and/or any constructional additions and/or demolition of buildings or part thereof and/or any other building construction work, of any sort whatsoever, in the License Areas, except in accordance with provisions of Clauses 7.1 and 7.2 above.

7.4	All the results of the Additional Construction and/or the Works (for the removal of doubt — all the repairs, enhancements, improvements, alterations and additions) which are permanently affixed to the Land will have the status of being the sole property of the Kibbutz, and the Company will not be entitled to dismantle and/or remove same from the License Areas at any stage, including after the end of the License Period, and it will not be entitled to any payment in respect thereof from the Kibbutz and/or to any reduction in the User Fees specified in this Agreement (apart from repayment of the loan, as mentioned in Clause 7.1.3 above, if and to the extent that it is provided).

7.5	Where any works have been performed contrary to the provisions of Clauses 7.1 or 7.2 above (“Prohibited Work”), then without derogating from the Kibbutz’s right to treat same as a material breach of this Agreement and without derogating from any other remedy available to the Kibbutz pursuant to this Agreement and/or according to any law, the Kibbutz will be entitled to demand from the Company to demolish the Prohibited Work and to restore the situation to its former condition (as applied prior to performance of the Works), and in such event the Company will be obliged to demolish the Prohibited Work and to perform all the repairs required in the License Areas that are necessary in order to return the License Areas to the Kibbutz in the condition they were prior to the Prohibited Works being performed.

8.	Use of the License Areas and maintenance thereof

8.1	The Company undertakes to allow the authorized entity on behalf of the Kibbutz, about whom the Kibbutz will notify the Company in writing and/or the legal representatives of the Kibbutz, to enter upon the License Areas at any reasonable time, by prior arrangement with the Company, in order to inspect and examine the state of the License Areas and the conformance of the activities in the License Areas to the purpose of the license.

8.2	The Company is responsible for the fulfillment and performance of the provisions of any law, regulation, order or bylaw, in connection with the License Areas.

8.3	The Company undertakes to do its best in order to prevent any eyesore and/or nuisance and/or damage and/or inconvenience being created as a result of the use of the License Areas (including the Buildings) for persons who are in close proximity to the License Areas and/or to any of their property (apart from inconvenience caused by virtue of the reasonable operations of the Company’s plant). Without derogating from the foregoing and included in this, the Company undertakes, subject to the character of the activities in the plant, to meticulously maintain the cleanliness of the License Areas and their immediate surrounds and to act in order not to cause a nuisance or unpleasantness to persons who are in close proximity to the License Areas.

8.4	The Company will be fully and exclusively responsible to all the governmental, municipal and local institutions and authorities and to any other competent authorities, and also to the Kibbutz, for the payment of all the fines and/or the compensation resulting from non-compliance with the provisions of this Clause 8.

9.	Licensing and licenses

9.1	The Company declares that it is conversant with the conditions required for purposes of obtaining the licenses and permits that are necessary according to any law and from all the governmental, municipal, and local institutions and authorities, and any other competent authority, for operating its business in the

License Areas — and it hereby undertakes to obtain any license required by it and to see to it that its business is conducted throughout the entire period of permission in conformity with any license and permit required by any relevant authority. The Company shall at its expense bear all the payments required for obtaining the abovementioned licenses and permits.

9.2	If any competent authority should make the issue of a license and/or permit for operating the plant in the License Areas conditional upon the performing of works or any building construction within the Buildings, the Company will be obliged to do so and in this regard the provisions of Clause 7 will apply, as the case may be.

9.3	It is hereby agreed that the Kibbutz is not responsible to the Company for obtaining any licenses or permits from the competent authorities that are necessary in connection with the operation of the Company’s business in the License Areas, but the Kibbutz will do everything it can in order to assist the Company in obtaining such approvals or licenses.

10.	Liability and insurance

10.1	The Kibbutz, including any of its members and residents, any of the office-bearers in the Kibbutz and anyone acting on behalf of or for the Kibbutz (collectively: “the Kibbutz Individuals”), will not be responsible in any way and vis-à-vis any party, for any bodily damage and/or damage to property and/or loss and/or expense of whatsoever nature, which may be incurred by the Company and/or any of the officers therein and/or any of its employees and/or anyone engaged by it (including Kibbutz members whom the Kibbutz places at the disposal of the Company in accordance with the provisions of the manpower agreement between the Kibbutz and the Company) and/or any of its agents and/or any of its customers and/or any of its visitors and/or any other person who may for any reason be in the License Areas (including the Buildings), in respect of anything connected with and/or relating to and/or arising from the permission for use which is granted to the Company under this Agreement and/or due to any use that may actually be made by any entity in the License Areas (including the Buildings), except in respect of a malicious act or omission on the part of the Kibbutz and/or any of the Kibbutz Individuals and/or in respect of a breach of this Agreement by the Kibbutz.

10.2

The Company undertakes to compensate the Kibbutz and to hold it harmless, including any of the Kibbutz Individuals (“the Indemnified Persons”) by way of full compensation and indemnity, for any amount any of the Indemnified Persons may be ordered to pay pursuant to a final judgment (including costs of the suit and also including reasonable attorney’s fees that any of the Indemnified Persons may be required to incur) and in respect of any liability imposed on any of the Indemnified Persons due to any matter or thing that is under the Company’s responsibility according to any law and/or in respect of liability that may be imposed on any of the Indemnified Persons by virtue of any bodily damage and/or damage to property and/or loss and/or expense that was sustained by any entity, including the Kibbutz and/or any of the Kibbutz Individuals and/or the Company

and/or any of the officers therein and/or any of its employees and/or any of those engaged by it (including Kibbutz members whom the Kibbutz places at the Company’s disposal in accordance with the provisions of the manpower agreement between the Kibbutz and the Company) and/or any of its agents and/or any of its customers and/or any of its visitors and/or any other person who may for any reason be in the License Areas (including the Buildings) during the License Period, except in respect of a malicious act or omission on the part of the Kibbutz and/or any of the Kibbutz Individuals and/or in respect of a breach of this Agreement by the Kibbutz. The indemnity under this clause is subject to the Kibbutz delivering to the Company, shortly after the receipt thereof, the demand and/or the claim that may be filed, and that it enables the Company to conduct the defense against any such claim, including to attorneys on its behalf (and at the Company’s expense), and that it shall fully cooperate with it and will not compromise and/or conduct negotiations towards a compromise without obtaining the Company’s prior written consent.

10.3	Without derogating in any way from anything in the foregoing, the Company undertakes to purchase from a recognized insurance company having a good reputation in Israel and to maintain throughout the entire period of permission, insurance policies for itself and any third party, including insurance of the Buildings and the contents of the Buildings at their full replacement value, against the normal risks in extended fire insurance, as well as liability insurance according to law for accidental physical damage (“the Insurance Policy”) to such extent of cover (per event and per period), and on such conditions that will not be materially inferior to the terms and conditions of the Company’s existing insurance policies at the date of signing of this Agreement, and which are attached to this Agreement as Appendix A. The Company undertakes to pay the full premiums in connection with the Insurance Policy on time and according to due date and to fully comply with all the remaining terms and conditions of the Insurance Policy.

10.4	The Kibbutz, including any of the Kibbutz Individuals, will be included as additional insureds in the Policy for the Building (subject to the condition that the insurance compensation under the Policy for the Building, in a case that an insurance event has occurred, will be paid to the Company and will serve solely for reconstruction and rehabilitation of the Building), and in the Company’s third party policy. An express condition shall also be included in the insurance policy pursuant to which the insurer is not entitled to cancel the policies and/or to reduce the extent of cover under them and/or not to renew same, unless the insurer has notified the Kibbutz by registered mail of its intention to do so at least 60 days in advance. The insurance policy shall also include an express clause regarding a waiver by the insurer of its right of subrogation against the Kibbutz, including any of its members and residents and any of the office-bearers in the Kibbutz.

10.5	The Company shall send a copy of all the insurance policies for inspection and perusal by the Kibbutz.

10.6	For the removal of doubt it is clarified that nothing in the foregoing in regard to the insurance policies has the effect of in any way eliminating and/or reducing the Company’s responsibility and its liability as set forth in this Clause 10 and/or of imposing any obligation and/or responsibility on the Kibbutz in a case in which the insurance policies are insufficient to cover the damage that is supposed to be covered by the insurance policy, or in the event that it should become apparent that certain damage is not covered under the insurance policy.

11.	Vacation

11.1	At the end of the License Period or in a case in which the license should terminate before the end of the License Period for any reason (“the Date of Vacation”), the Company undertakes to return the License Areas to the Kibbutz (including the Buildings), where same are completely empty and vacant of any person and article which is not permanently affixed to the Land, and where the envelope of the Buildings is in good condition, apart from wear and tear arising from reasonable use. For the removal of doubt it is clarified that notwithstanding the foregoing, means of production, assets and installations which are connected to the Buildings and which are not permanently affixed to the Land, shall remain the Company’s property and shall be taken away by it.

11.2	Vacation of the License Areas and the Date of Vacation constitute fundamental terms and conditions of this Agreement. If any License Areas or any part thereof are not in good order and condition at the Date of Vacation, excluding reasonable wear and tear, the Kibbutz may, after having given the Company written notice at least 10 days in advance in which the Company fails to repair the damage and/or the fault and/or the breakdown, repair any damage and/or fault and/or breakdown at the Company’s expense, and the Company shall refund to the Kibbutz any reasonable amount it has incurred for this purpose.

11.3	If the Company has not vacated the License Areas or any part thereof on the Date of Vacation, then without prejudice to alternative and/or additional remedies available to the Kibbutz according to the provisions of this Agreement and/or according to any law, the Company shall pay the Kibbutz agreed damages to an extent of twice the User Fees specified in this Agreement in respect of each day of default in vacation, commencing from the Date of Vacation specified in this Agreement and up to the date of actual vacation — without the Kibbutz required to prove damage and/or loss of anticipated profits due to non-vacation of the License Areas on due date. The aforesaid amount is assessed in advance by the parties, at the time of signing of this Agreement, as being fair and reasonable and fixed compensation in respect of a default in vacating the License Areas. For the removal of doubt it is clarified that payment of the aforesaid compensation does not and will not constitute consent to an extension of the License Period and/or as permission to the Company being late in vacating the License Areas.

12.	Remedies for breaches

12.1	Without derogating from what is contained further on in this clause and from the specific remedies appearing in this Agreement and in addition to the foregoing, the provisions of the Contracts Law (Remedies for Breach of Contract), 5731-1971 will apply to a breach of this Agreement.

12.2	The parties declare that any breach of any of the provisions of this Agreement which is not rectified notwithstanding notice of 30 days calling for the rectification thereof, will be deemed to be a material breach of this Agreement.

13.	General

13.1	It is hereby expressly declared and agreed that the Company will not be deemed to have breached the Agreement or as being a party who has not fulfilled any of the conditions hereof, if it is not possible to make use of the License Areas, for the Purpose of the License, as a consequence of “force majeure” over which the Company has no control. “Force majeure” for purposes of the foregoing shall include, inter alia, natural disasters, weather damage and a state of emergency from the security aspect.

13.2	This Agreement shall be binding on the parties and on their successors-in-title.

13.3	This Agreement is not intended to confer rights on any third parties, except the Kibbutz Individuals, unless otherwise expressly stated.

13.4	This Agreement contains and expresses all the terms and conditions that have been agreed between the parties in connection with the grant to the Company of the license pursuant to this Agreement. No promises, consents, agreements, undertakings or representations, verbal or in writing, in regard to the subject matter of this Agreement, which were given or made by either of the parties prior to this Agreement being entered into, will be of no validity, and as from the date of signing of this Agreement will be deemed to be null and void in all respects.

13.5	No alteration, amendment or addition to this Agreement shall be of any validity unless drawn up in writing under the signature of all the parties.

13.6	Failure to take action in a case or cases of a breach or breaches will not be deemed to be acquiescence to or a waiver of any of the rights of the parties to this Agreement, and no like inference shall be drawn therefrom in regard to similar instances or in regard to other instances.

13.7	No waiver, extension of time, indulgence or failure to exercise a right under this Agreement will be of any force and validity, unless drawn up in an express and signed document, and even in such case shall apply only to the instance specifically mentioned in such document and shall not derogate from other rights of any party pursuant to this Agreement.

13.8	This Agreement and the performance hereof by the parties shall be determined, interpreted and regulated according to the laws of the State of Israel. The competent courts in Tel Aviv and they alone will have exclusive jurisdiction in regard to any disputes connected with this Agreement.

14.	Addresses and notices

The address of the parties are as set forth at the head of this Agreement (or any other address that may be given by one of the parties in writing to the other parties). Any notice sent by any party to another according to the aforesaid addresses shall be deemed to have been received by the addressee: (a) if sent by registered mail — three (3) business days after the day of posting; (b) if sent by facsimile or by e-mail, one business day after the transmission, provided that the sending party has confirmation of the notice having been transmitted to the addressee.

In witness whereof the parties have hereunto signed:

Sdot Yam Agricultural Cooperative Society Ltd.	CaesarStone Sdot Yam Ltd.

By	By

And	And

APPENDICES

Appendix A — the Insurance Policies

BITUACH HAKLAI

CENTRAL COOPERATIVE SOCIETY LTD.
941204 CaesarStone and/or Marble	Copy for insured

SCHEDULE CONSTITUTING AN INTEGRAL PART OF AN ALL-RISKS

INSURANCE POLICY — INDUSTRY

		US dollar
Branch: 20 Policy: 92412041/10 Endorsements: 0	Net premium	356,196.00
	Registration fees	.00
Name of insured:	Policy fees	.00
Even Kesar and/or as stated below: CAESARSTONE	Levies	.00
Address: D.N. Menashe 38805 Kibbutz Sdot Yam Postal Code: 38805		.00
Insurance period: from April 1, 2010 at: 00:01 until September 30, 2011 at: 24:00

I.D. /Priv. Co.:	Total for payment	356,196.00

For the policy owner’s attention:

The details mentioned in the schedule are based on the information given to the insurer in the application for effecting the insurance. The provisions of the Insurance Contract Law, 5741-1981 will apply to a non-compliance with the obligation to disclose a material matter.

Description of the cover	Sum insured	Rate of premium	Annual premium

** All risks in US dollars **

The cover is in accordance with the terms and conditions of an all-risks insurance policy — industry — edition 01/09

The cover will apply in the State of Israel and in the occupied areas only, unless otherwise expressly stated in the policy or in the Schedule.

Chapter 1 — All-risks insurance

Name of insured

CaesarStone Sdot Yam Ltd. and/or CaesarStone Quartz Surfaces Ltd. and/or Sdot Yam.

The insured premises

The premises of the plant at Kibbutz Sdot Yam

Bar-Lev Industrial Zone

The insured’s business

Production, import, export, marketing, installation at the customer’s site of CaesarStone, marble slabs, etc.

1

Description of the cover		Sum insured	Rate of premium	Annual premium
Part A — loss or damage to property

The property insured
Immovable properties		20,000,000	1.0670	21,340.00
Infrastructure expenses		1,000,000	1.0670	1,067.00
Inventories		25,000,000	1.0670	26,675.00
Other assets		86,000,000	1.0670	91,762.00

	Total sum insured for Part A	132,000,000

General extensions		Sum insured included above
Reinstatement value	In force
Property off the premises	Up to an amount not exceeding	500,000
Additions to the insured property	Up to an amount not exceeding	500,000
Risk of the insured property	Up to an amount not exceeding	25,000
Assessment clause	In respect of damage not exceeding	50,000
Special expenses	Up to an amount not exceeding	30,000
Agreed limits of liability
Expenses for removal of demolition debris	Up to an amount not exceeding	250,000
Expenses for reconstruction of documents	Up to an amount not exceeding	25,000
Architects’ expenses	Up to an amount not exceeding	250,000
Loss of contents of tanks	Up to an amount not exceeding	50,000
Special extensions for Part A
Burglary and robbery	Up to an amount not exceeding	200,000		1,000.00
DIC		1,000,000

	Total insurance fees before discount			141,844.00

Insured’s deductibles
Deductible — $10,000 except earthquake and other natural damage			30.00%	-42,553.20
Earthquake — as described in the policy form.
Other natural damage — 5% of the insurance compensation	minimum	$10,000
	maximum	$50,000
				-45,000.00

	Total Part A			54,290.80

Loss of profits — Part B
Gross annual profit		70,000,000	1.0670	74,690.00
Period of indemnity — 12 months
Costs of preparing claim		250,000	1.0670	267.00

2

Description of the cover		Sum insured	Rate of premium	Annual premium
Insured’s deductible
The deductible for the loss of profits chapter will be:
Amount of compensation 200 hours, $200000, apart from earthquake and other natural damage as described in the policy.
* Discount				-25,000.00
Special conditions

Deductible in respect of natural damage in relation to consequential loss chapter will be 5% of the insurance compensation and not less than $50,000.

Total premium for consequential loss chapter				49,957.00

The cover under Chapter 1 will not apply to chapters or sub-paragraphs mentioned in the Schedule, for which no cover was bought

Natural damage insurance (excluding earthquake) — Chapter A and B

Total sum insured Part A	132,000,000	Included above

Total sum insured Part B	70,250,000	Included above

Total insurance fees in respect of natural damage

Earthquake insurance (Part A and Part B)

It is hereby declared and agreed that earthquake cover, if purchased, is limited to the area of the State of Israel only, unless otherwise expressly stated in the Schedule

Total sum insured part A	132,000,000		.60%	79,200.00

Total sum insured part B	70,250,000		.60%	42,150.00

Total insurance fees in respect of earthquake				121,350,00

Total insurance fees per annum Chapter 1 (Parts A + B)				225,597.55

Discount				-51,601.00

Special Discount

Special conditions for Policy No. 9241204110

Obligation for giving prior notice to the beneficiary

In every case in which this policy is subject to the giving of advance notice to any beneficiary (bank, etc. ...) this policy will be deemed to be void only from the end of the advance notice period specified in the Schedule and/or in any endorsement to the policy.

3

Description of the cover	Sum insured	Rate of premium	Annual premium
Chapter 2 — Terrorism risk insurance (over and above Property Tax)

Unless otherwise expressly stated in this chapter, if purchased, limited to properties located within the borders of the State of Israel on June 6, 1967 (the Green Line)

Part A — Loss or damage to property
Sum insured	132000,000	.35%	46,200.00

Insured’s deductible 25000 in every insurance event

Part B — Loss of profits

The insurance basis	70,250,000	.35%	24,587.50

Deductible first 5 working days after occurrence of the insurance event.

It is hereby agreed and declared that the cover is restricted to limits of liability that shall not exceed a sum of $20,000,000 for one event and in total for the entire insurance period

Total insurance fees per annum (Parts A + B)			70,787.50

The cover under Chapter 2 will not apply to chapters or sub-paragraphs mentioned in the Schedule, for which cover was not purchased

Chapter 3 — Insurance of Property in Transit

Property in transit Limits of liability		80,000	575.00

The cover under the policy includes transportation by others.

Insured’s deductible for Chapter 3 $750 for each insurance event

Total for Chapter 3:			575.00

If the insured cargo is a product and/or receptacle made of glass, porcelain, marble or ceramics, the insured shall, in every insurance event as aforesaid, bear double the amount of the insurance’s deductible specified in the Schedule.

The cover under Chapter 3 will not apply to chapters or sub-paragraphs mentioned in the Schedule for which cover was not purchased.

4

Description of the cover	Sum insured	Rate of premium	Annual premium
Chapter 4 — Electronic Hardware Insurance

Chapter 4: Electronic hardware not in force

Special extension

Chapter 5 — Insurance of Cash in Safe and in Transit

The moneys insured: cash in bank notes and in coins, checks, credit vouchers, bills, postal orders, postage stamps, account and revenue stamps, purchase vouchers, securities, shares and negotiable instruments of any type in the ownership of the insured and/or for which the insured is liable on the occurrence of the insurance event.

Money in safe and in transit	200,000
Cash:
Theft:
Total premium for money in safe and in transit	200,000	1.00%	2,000.00
Insured’s deductible

It is hereby agreed and declared that the deductible for this chapter is 1,500 dollars for each insurance event.

Special conditions for Chapter 5

1. It is hereby agreed and declared that the cover granted pursuant to this policy is on the basis of first damage which is not subject to conditions of under-insurance.

2.  It is hereby agreed and declared that liability is for each safe separately, according to limits of liability as selected by the insured and under all circumstances the maximum limited liability in a safe and/or in transit for cash and/or checks shall not exceed $100,000.

3.  It is hereby agreed and declared that Members who deposit personal money in the safe of the Kibbutz are obliged to give details and to present the contents of the envelope to the person responsible for insurance / person responsible for the safe, coupled with the maintaining of suitable records.

4.  Areas of transit = transit from one place to another in the ordinary course of business in the area of the State of Israel and the occupied areas. The abovementioned transit requires to be made only from the hour of 05:00 until 22:00 by the insured or a person employed in the insured’s business and was sent by the insured for transfer of the money — whose age shall not be less than 17 years.

Total for Chapter 5			2,000.00

The cover under Chapter 5 will not apply to chapters or sub-paragraphs mentioned in the Schedule for which cover was not purchased.

1

Description of the cover	Sum insured	Rate of premium	Annual premium
Chapter 6 — Mechanical Breakdown Insurance
Chapter 6: Mechanical breakdown		Not in force
Total insurance fees for all chapters of the policy:			247359.05

Description of the cover	Sum insured	Rate of premium	Annual premium
Classification differences in terrorism chapter One-time discount			-10,112.00
Total annual premium			237,247.30
for a period of 548 days			356,196.00

Bituach Haklai
Central Cooperative Society Ltd.

Date of printing: May 25, 2010 (repeat printing on May 25, 2010)

Month of Bordeaux: 05/2010            Keyed in by: 00291 confirmed by: 291

Copy for insured	Name of agent: Yishirim

2

BITUACH HAKLAI

CENTRAL COOPERATIVE SOCIETY LTD.
941204 CaesarStone and/or Marble	Copy for insured

SCHEDULE CONSTITUTING AN INTEGRAL PART OF THIRD PARTY LIABILITY

INSURANCE POLICY — BUSINESS / INSTITUTIONAL

		US dollar
Branch: 612 Policy: 92412041/10 Endorsements: 0	Net premium	2,574.85
	Registration fees	.00
Name of insured:	Policy fees	.00
CaesarStone Sdot Yam Ltd. and/or CaesarStone Quartz Surfaces Ltd. and/or Sdot Yam:	Levies	.00
Address: D.N. Menashe 38805 KibbutzSdot Yam Postal Code: 38805		.00
Insuranceperiod: from April 1, 2010 at: 00:01 untilSeptember 30, 2011 at: 24:00		—

I.D. /Priv. Co.:	Total for payment	2,574.85

For the policy owner’s attention:

The details mentioned in the schedule are based on the information given to the insurer in the application for effecting the insurance. The provisions of the Insurance Contract Law, 5741-1981 will apply to a non-compliance with the obligation to disclose a material matter.

Description of the cover	Sum insured	Rate of premium	Annual premium

** All risks in US dollars **

The cover is in accordance with the terms and conditions of a third party liability insurance policy — business / institutional — edition 01/09

The cover will apply in the State of Israel and in the occupied areas only,

unless otherwise expressly stated in the policy or in the Schedule.

Name of insured

CaesarStone Sdot Yam Ltd. and/or CaesarStone Quartz Surfaces Ltd. and/or Sdot Yam.

Business of the insured

This policy covers the insured in its capacity as a business trading in the area of the State, in the fields of activity mentioned below, including related activities and services of any sort:

Business: Production, import, export, marketing and installation at customer’s site of CaesarStone products, marble products, paving, etc.

-	Other commercial activities

It is hereby agreed and declared that the insurance under this policy is extended to cover the insured’s lawful liability to a third party in respect of:

1

Description of the cover	Sum insured	Rate of premium	Annual premium
1. The branch of the plant which is located in the Bar-Lev Industrial Zone			525.00
Insurer’s limits of liability
a) In respect of one occurrence of damage		$10,000,000 .-
b) Total compensation during the insurance period		$10,000,000 .-

Insured’s excess

The insured will bear an amount equivalent to the first $2,500 in respect of any damage insured, where this amount is converted into shekels on the date of payment of the claim.

Total annual premium	1,715.00
for a period of 548 days	2,574.85

Bituach Haklai
Central Cooperative Society Ltd.

Date of printing: May 6, 2010
Month of Bordeaux: 05/2010	Keyed in by: 00507 confirmed by: 507
Copy for insured		Name of agent: Yishirim

2

APPENDIX G

ELI HALUTZI

Economist & Real Estate Appraiser

OPINION

CAESARSTONE PLANT

PLOT NO. 2000 ACCORDING TO PLAN HA/MK/2004/9

BAR-LEV INDUSTRIAL PARK

KFAR HAHORESH, JULY 11, 2010

Kibbutz Kfar Hahoresh 16960 Fax 04-6558301 Mobile 052 4423008 Tel. 04-6558626

e-mail: eli@k-h.org.il

Kfar Hahoresh, July 11, 2010

OPINION

Purpose of the Appraisal:

This appraisal is being made at the request of Kibbutz Sdot Yam — the owner of the CaesarStone plant (hereinafter: “the Kibbutz”) for assessing the market value of the land used by the plant, having a land measurement of 63,680 sq.m. on which there are buildings in an area of about 19,387 sq.m. in the Bar-Lev Industrial Park (hereinafter: “the Property”), on the assumption of standard building costs for industry, and not according to the specific building costs for purposes of the CaesarStone Plant, and without an entrepreneurial profit.

Effective date for the appraisal and date of visit to the Property:

The effective date for the appraisal is July 6, 2010 — the date of the visit to the Property.

Description of the Property and its immediate surrounds:

-	The subject of the opinion is real estate which includes land in an area of 63,680 sq.m. on which there are buildings in an area of about 19,387 sq.m. in the Bar-Lev Industrial Park (hereinafter: “the Property”) and which serves as the CaesarStone plant (hereinafter: “the Plant”).

-	The Bar-Lev Industrial Park is located close to and south of Road No. 85 in the section between Carmiel and the Ahihud crossroads.

-	The Bar-Lev Industrial Park is run in conjunction with the Carmiel Municipality, the Misgav Regional Council and the Mateh Asher Regional Council, with there being an intention also to add the Shajur Local Council.

-	The CaesarStone Plant is in the eastern section of the Industrial Park.

1

-	There is full development in the region which includes roads, electricity, water, sewerage and communications.

-	The following is a description of the buildings:

At the entrance a guard’s booth. The entire area is fenced in. The yards are paved with asphalt. There are floodlights for illuminating the yard at night.

Office building

The building is of two floors. The roof is flat. The ground floor contains a kitchen, dining room, cloakrooms and shower rooms and toilets. Flooring is with ceramic floor tiles. The ceiling is an acoustic ceiling.

The first floor can be reached by stairs or an elevator. The floor contains offices. It is possible to go out onto the roof via stairs.

Production hall

The building is divided into several wings such as: a production hall, processing hall, line 4 press hall, line 3 press hall, raw materials hall. There are internal divisions into cafeterias, workrooms, galleries and air-conditioned offices. The building is high. Around the building there are 22 doors which open upwards of the Pazgal model. The floor is of corodor red. The ceiling is comprised of an insulated panel. The outer walls are of drawn concrete slabs.

The zoning situation:

a. Town planning scheme

The following plans apply to the Property:

C/BT/214

The plan which was published for validation in Y.P. (Gazette) No. 4454 dated November 5, 1996 includes the abovementioned Property in a number of plots in a region of industrial buildings with strips zoned for open public areas which separate between the plots for industry. Areas for industry (purple) will serve as buildings for advanced and clean industry, as will be approved by the Workshops Administration and for service facilities such as offices, shops, garages, warehouses and for any other similar objective, the purpose of which is to serve the abovementioned designated purposes after approval from the Local Committee. A shop for the sale of the Plant’s products in the area of the plot will not be permitted, except only in the services center.

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Maximum building height (1) (6)		Building percentage / maximum built area in sq.m.						The building lines
No.	No. of floors (7)	Total	Maximum coverage per floor	Service areas	Prime uses	Below entrance level	Above entrance level	Side	Rear	Front	Minimum size of plot	Color Size of region

12	2	80%	50%	20%	60%	—	80%	5	5	As marked	2000	Purple
14	3	100%	40%	30%	70%	—	or 100%			on the	sq.m.
15	4	120%	30%	40%	80%	—	or 120%			drawing

Notes:

1.	The height of the exceptional installations will be determined in the course of relating to their integration into the landscape to the satisfaction of the Board and the Local Committee.

2.	A local committee is entitled to allow a concession in height of buildings according to zoning and planning considerations.

3.	Area of galleries up to 50% of the area of a floor is included in the building percentages.

4.	If covered or underground parking is constructed, the covered area will be added to the permitted service area.

5.	A pillars floor which takes advantage of height differences on the plot will be counted as part of the floors and the building percentages.

6.	In plots 301, 306 — which are close to the aviation runway, the maximum height of the buildings, including any installations, shall not exceed 5 meters from the surface of the developed plot.

7.	The grant of a building permit is conditional upon prior consultation with the Committee’s engineer in regard to the number of floors which is suitable for a given plot according to visual considerations.

8.	In the case of a frontal strip for open public area the building space will be measured from the inner boundary of the plot.

9.	Secondary electricity installations, such as: portal electricity poles and “transparent” installations will not be taken into account as part of the building rights and the erecting thereof will be allowed subject to the operational requirements and the lodgment of a building permit according to law.

Plan No. HA/MK/9/2004

A plan which is under the authority of a local committee and which was published for validation in Y.P. No. 5358 dated January 9, 2005, consolidates the plots which are within demarcated area number 8 into one industrial plot (Plot 2000 in an area of 63,680 sq.m. of which 6,820 sq.m. are zoned for an open private area), coupled with a change in the location of the open private areas and the public road, all for purposes of creating one large plot for erecting the “CaesarStone” Plant.

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2. Building permit

The permit in Application No. 20060395 for the addition of a ground floor in an area of 6,292.30 sq.m. containing a production hall and storerooms and an application for a concession in height in respect of a raw materials terminal (21-23 meters instead of 15 meters) under Plan C/BT/214 was approved at a meeting of the “Asher Province” Local Planning & Building Committee at its meeting no. 200607 of September 26, 2006.

The permit, the number of which is 20060395, was granted on February 22, 2007.

The rights in and to the property:

On June 6, 2007 a capitalized leasehold contract was signed between:

Israel Lands Administration (hereinafter: “the Lessor”)

And:

CaesarStone Ltd. Corporation No. 511439507 (hereinafter: “the Lessee”)

The following particulars emerge from the Contract:

Leasehold period:	49 years from February 6, 2005 and until February 5, 2054 with an option to lease for an additional period of 49 years

Area:	63,680 sq.m. of which 6,820 sq.m. are zoned for an open public area

Plot:	2000 according to Plan HA/MK/2004/9

Main area:	50,944 sq.m.

Service area:	25,472 sq.m.

File No.:	20908280 A

The following remarks are recorded in the Contract:

-	“The leasehold lessee is aware that according to a recommendation of the Ministry of Industry and, Trade to grant an exemption from tender, a minimum main area for building construction of 6,000 sq.m. built area was fixed for Plot 2000B”.

-	“The leasehold lessee is aware that the allocation is for purposes of industry only. Any use of the leasehold premises which does not conform with the objective of the allocation and to what is stated in the Ministry of Industry and Trade recommendation will be deemed to be a material breach of this leasehold contract and will allow for cancellation of the contract and return of the land to the Lands Administration without any compensation in respect of the investments in the area, unless 8 years have passed from the date of completion of construction of the built area on Plot 2000 B”.

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-	“The allocation is based on Plan HA/MK/2004/9 which allows for maximum exploitation at a rate of 120% on 4 floors including service areas (80% main area + 10% [sic] service areas)”.

-	This contract cancels a contract dated January 11, 2006 and replaces it”.

Factors which affect the appraisal:

In coming to estimate the value of the Property from a willing seller to a willing buyer, I have, inter alia, taken the following factors and considerations into account:

-	The location of the Property in the Bar-Lev Industrial Park.

-	The area of the land and the built area have been taken into account.

-	The standard and quality of the building construction was taken into account.

-	A factor that has been taken into account is that the Bar-Lev Industrial Park is defined as a national preference region A where the extent of the payment of capitalized leasehold fees to the Israel Lands Administration is 31% of the value of the land without development.

-	Costs of development in the region were taken into account.

-	The value of land which is owned for an open private area was taken at a rate of 10% of the value that is zoned for industry.

-	The appraisal was made according to the cost approach and at the request of the Kibbutz without the element of the special building construction for the needs of the Plant, but rather on a basis of standard building costs, and without the element of entrepreneurial profit.

Calculation:

Land zoned for industry:	56,860 sq.m. * NIS 60? sq.m. =	NIS 3,411,600

Land zoned for open public area:	6,820 sq.m. * NIS 6/sq.m. =	NIS 40,920

Development:	63,680 sq.m. * NIS 180/sq.m. =	NIS 11,462,400

Buildings construction:	19,387 sq.m. * NIS 1,500/sq.m. =	NIS 29,080,500

Total		NIS 43,995,420

And rounded		NIS 44,000,000

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Appraisal:

In light of all the foregoing I assess the market value of the Property, from a willing seller to a willing buyer, as at the effective date — July 6, 2010 — on the assumption of standard building costs and without the element of an entrepreneurial profit, where the Property is free and vacant of any person and object, and free and clear of any debt or encumbrance, and without V.A.T., in a sum of:

NIS 44,000,000

Forty-four million new shekels

I have drawn up this opinion of mine according to the best of my professional knowledge and experience, and I have no interest or part in the abovementioned Property.

In witness whereof I have hereunto signed,

Eli Halutzi,
Real Estate Appraiser & Economist

( — )

Attached:

-	Leasehold contract

-	Building permit No. 20060395

-	Drawing of the Buildings

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APPENDIX A

File No., A20908280

Account No.: 352926075

LEASEHOLD CONTRACT — BAR-LEV

(Industry and Workshops)

Capitalized

Made and entered into at                      on the 6th day of June 2007

Between

ISRAEL LANDS ADMINISTRATION which manages the lands of the State of Israel, the Development Authority and the Jewish National Fund (hereinafter referred to as “the Lessor”), whose address for purposes of this Contract is: Plaza Hotel, 2 Hermon Street, Nazareth Illit

of the one part;

And

CAESARSTONE SDOT YAM LTD.              Identity/Corporation No. 511439507

(hereinafter: “the Lessee”), whose address for purposes of this Contract is: Sdot Yam, Sdot Yam of the other part;

Preamble

The preamble to the Leasehold Contract constitutes an integral part of the terms and conditions of leasehold and together therewith constitutes the Leasehold Contract. The aforesaid conditions of leasehold were published in Yalkut Pirsumim [Gazette] No. 4818 on November 4, 1999.

WHEREAS the State of Israel / the Development Authority is the owner of the land described below in this preamble (hereinafter: “Plot”);

AND WHEREAS there is a building or there are buildings on the Plot (hereinafter: “the Buildings”) which were erected during a period preceding the date on which this Leasehold Contract comes into force;

AND WHEREAS if construction of the Buildings has not yet been completed in order to allow for the initial habitation thereof and/or the full use thereof for the purpose of the leasehold, the

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Lessee declares that it undertakes to complete the construction of the Buildings in a manner that they will be fit to serve for their abovementioned purpose, not later than the end of one year from the date the Lands Administration signs this Contract, and that it is aware that this undertaking by it constitutes a basic and fundamental term and condition of this Contract;

AND WHEREAS the Lessor has agreed to lease the Plot, including everything built and attached thereto permanently (hereinafter: “the Fixtures”) (the Plot together with the Fixtures will henceforth be referred to as — “the Leasehold Premises”) to the Lessee under leasehold, but this subject to a condition precedent that the Lessee’s obligations — whether pursuant to a development contract with the Lessor or pursuant to another agreement with the Lessor — have been fulfilled in their entirety in the period preceding the date on which this Leasehold Contract comes into force;

AND WHEREAS the parties agree that solely for the sake of convenience the Lessee will sign a copy of this Leasehold Contract without this binding the Lessor, until such time as the Lessee’s aforesaid obligations have been performed in full. It is expressly agreed by the parties that the Leasehold Contract will be valid and in force only after the Lessor also signs it and only if the Lessee fulfills its abovementioned obligations to the Lessor. Until such time as the Lessor has signed the Leasehold Contract, the terms and conditions hereof will not be binding on the parties, and the Lessee’s signature alone on the Leasehold Contract will not confer on it any right pursuant to this Contract. The date of signing of the Leasehold Contract will be deemed to be the date on which the Lessor signs it;

AND WHEREAS the Lands Administration delivered possession of the Leasehold Premises to the Lessee, or to the party which owned the leasehold right in the Leasehold Premises prior to the Lessee, on the date of commencement of the leasehold period, and if there are occupiers on the Leasehold Premises, the Lessor has no obligation to evict them and/or to bear the expenses for their eviction;

AND WHEREAS the Lessee hereby declares that there is no restriction imposed on it in regard to its contracting with the Lessor under this Contract in accordance with the provisions of Clause 19(a)(3) of this Leasehold Contract, and that it is aware that only subject to this basic and fundamental condition precedent is the Lessor prepared to enter into this Leasehold Contract with it;

AND WHEREAS according to the treaty between the State of Israel and the Jewish National Fund (hereinafter: “the Fund”), which was published in Yalkut Pirsumim No. 1456 dated 11th Sivan 5728 [1968], p. 1597, management of the land owned by the Fund, including the leasing thereof under leasehold and the giving of consent to a transfer of the leasehold rights therein or a refusal to grant such consent, shall be made by the Lessor subject to the Memorandum and Articles of Association of the Fund, and the Lessee hereby declares that it is aware that if the Plot, in whole or in part, is owned by the Fund, or will be owned by the Fund, the provisions of the aforesaid treaty will apply thereto and that only on the basis of this condition precedent and basic and fundamental condition is the Lessor prepared to enter into this Leasehold Contract with the Lessee;

2

AND WHEREAS if the purpose of the leasehold is for industry or workshops, or for tourism, then in addition to the conditions of leasehold below, the conditions contained in this preamble below will also apply to the leasehold pursuant to this Contract:

(a)	If the purpose of the leasehold is industry or workshops and the Lessee requests consent from the Lessor to alter the type of industry or workshops specified in “the purpose of the leasehold”, the Lessor will be entitled to make the grant of its consent conditional, inter alia, on there being a change in the length of the leasehold period in accordance with the Lessor’s decisions as same apply from time to time, and also on receipt of a recommendation from the Ministry of Industry and Trade regarding the requested change in the type of industry or workshop and regarding the length of the leasehold period which is recommended by it for this purpose.

(b)	If the purpose of the leasehold is industry or workshops or tourism, then in addition to and subject to all the remaining conditions contained in Clause 9 and in Clause 14 below, the Lessee will be obliged to attach to its application for making any of the changes mentioned in Clause 9, or for a transfer of rights under this Contract as stated in Clause 14, as the case may be, a suitable and valid recommendation from the Ministry of Industry and Trade or the Ministry of Tourism, as the case may be. The Lessor will not give its consent to any of the abovementioned applications by the Lessee unless the Lessee furnishes it with a valid recommendation as aforesaid.

(c)	“Ministry of Industry and Trade”, “Ministry of Tourism” — including another government ministry which is in charge of subjects of the type included in the “purpose of the leasehold”, according to decisions of the Israel Lands Council or decisions of the Lessor and as are pertinent from time to time as the case may be.

AND WHEREAS the meaning of the terms in this Contract shall be according to what is stated below in this preamble, unless the context necessitates a different meaning according to the Contract:

“The Plot”: the Plot described in the diagram which was attached to an agreement between the Lessee and the housing company, or a diagram which is attached hereto that was prepared by the Lessor and the details of which are:

Location: Mateh Asher Regional Council         area: 63,680 sq.m. approximately.

Registration Block: 18508 Parcels: 49 (in part)
Registration Block: 19618 Parcels 37 (in part), 38 (in part), 39 (in part), 40 (in part), 41 (in part), 42 (in whole), 43 (in whole), 44 (in whole), 45 (in whole), 46 (in whole), 47 (in whole), 48 (in part), 49 (in part), 50 (in part), 51 (in part), 53 (in whole)

Plot/s No. 2000 according to Detailed Plan No. HA/MK/2004/9

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“Date of approval of the transaction”: The date on which the transaction that is the subject matter of this Contract was approved by the Board of the Lessor

“The leasehold period”: 49 years, commencing from the date of approval of the transaction, i.e. from February 6, 2005 until February 5, 2054.

“Purpose of the leasehold”: Erecting a plant for quartz slabs.

“Capacity of building construction”:         % per floor, on 4 floors, and altogether         % which constitutes             units and totals 76416.0 sq.m. built area

“Main area”:        50944.0 sq.m.

“Service area”:        25472.0 sq.m.

“Leasehold fees”:

Annual fees for the entire leasehold period which will be paid to the Lessor in advance where same are capitalized as is customary at the Lessor (hereinafter: “Capitalized Leasehold Fees”).

The capitalized user fees that were deposited with the Lessor prior to the signing of this Leasehold Contract, if deposited, will be deemed to be payment of the Capitalized Leasehold Fees.

“The basic value of the Plot”: NIS 10,250,000.00 (ten million two hundred and fifty thousand new shekels) as at the date of approval of the transaction aforesaid.

“The basic index”: The last Consumer Price Index that was known on the date of approval of the transaction as aforesaid.

“The zoning”: Industry and workshops.

AND WHEREAS if the Lessee is more than one person or more than one body corporate, the undertakings of the persons or the bodies corporate which constitute the Lessee will be joint and several, while their rights under this Contract will only be joint;

AND WHEREAS in addition to the conditions of the Leasehold Contract below, the following special conditions shall apply:

#	The leasehold lessee is aware that according to a recommendation of the Ministry of Industry and Trade for an exemption from tender, a minimum main area for building construction of 6,000 sq.m. built area was prescribed for Plot 2000B. Failure to comply with this condition will be regarded as a breach of the conditions of the “additional area” transaction and with the Ministry of Industry and Trade recommendation, and the Lands Administration will be entitled to cancel the allocation and the additional area will be returned to the Lands Administration.

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#	The leasehold lessee is aware that the allocation is solely for purposes of industry. Any use of the leasehold premises which does not correspond with the purpose of the allocation and with what is stated in the Ministry of Industry and Trade recommendation will be deemed to be a material breach of this leasehold contract and will allow for cancellation of the contract and return of the land to the Lands Administration without any compensation in respect of the investments in the area, unless 8 years have passed from the date of completion of construction of the built area on Plot 2000B.

#	The allocation is based on Plan HA/MK/2004/9 which allows for maximum exploitation to an extent of 120% on 4 floors including service areas (80% main area + 40% service areas).

#	This contract cancels a contract dated January 11, 2006 and replaces it.

AND WHEREAS in addition to the terms and conditions of the Leasehold Contract that were published as aforesaid, special conditions and/or an addendum to the Leasehold Contract will apply at the time of making a split of a plot which are set forth and attached below.

It is agreed by the parties that the diagram, the special conditions, a addendum to the Leasehold Contract as aforesaid, constitute an integral part of the preamble and the conditions that were published as aforesaid.

In witness whereof the parties have hereunto signed:

The Lessor:				The Lessee: CaesarStone Sdot Yam Ltd.
1.	Name	Israel Lands Administration	1.	Name	Ahuvia Lutzki

	Title	On behalf of the State /the Development Authority /the JNF		Identity No.	52357233

	Capacity			Signature	( — ) CaesarStone

	Signature

2.	Name	Yocheved Schwarzberg	2.	Name	Giora Wagman

	Title	Head of Transactions Division		Identity No.	5102741

	Capacity	ILA North		Signature	( — ) CaesarStone

	Signature

Certifier:

I the undersigned certify that I identified the abovementioned Lessee according to the identification documents that were presented to me and that the Lessee signed this Contract in my presence.

Name Mordechai Shapira Title of office Director of Bar-Lev Enterprise Signature of certifier (-)

5

[Diagram at left]

ISRAEL LANDS ADMINISTRATION

NORTHERN DISTRICT

MAPPING AND SURVEY DEPARTMENT

Job no.:                                     663/19

Location: Bar-Lev

Blocks:         18508 19618

Parcels:         #49                   #37 — #41, 42 — 47, #48 — #51, 53

Plot No.:               2000

Area:         63.680 dunams Total area of open public area — 6.820 dunams

Scale:                     1:2500

File no.:                 A 2090828-0

Purpose of the diagram:       Allocation of area to CaesarStone

ENVIRONMENT DIAGRAM

[Diagram]

1.	Survey plan of chartered surveyor No. dated

2.	The diagram is based on a detailed plan or Outline Plan No. HA/MK/2004/9

3.	The diagram was prepared by Juliana on October 10, 2006

4.	The diagram was approved by Majad. F on October 10, 2006

5.	The change was made on by and examined by .

( — )

Majad Faraj

District Commissioner

Mapping and surveys

ILA Northern District

( — )

CaesarStone

Sdot Yam Ltd.

6

[Photocopy of diagram]

7

Form 3 (Regulation 18(a))

PLANNING AND BUILDING LAW, 5725-1965

Planning and Building Regulations (Application for Permit, Conditions thereof and Fees), 5730-1970

PERMIT

Local or detailed outline plan: C/BT/214	Block: 19618	Parcel: 3	Plot:	Building file: 3590

Additional plans: HA/MK/2004

“Asher Province” Local Planning and Building Committee	Building Permit No. 20060395	Application number: 20060395

Local Authority: Mateh Asher Reg. Council	Suburb:	Address of plan: Bar-Lev Industrial Zone

	Name	Identity No.	Address	Zipcode	Telephone
Permit owner	CaesarStone Ltd.	52003563	P.O. Box 3, Yakum	60972	099618587

Owner of property	Israel Lands Administration		Govt. Compound, Nazareth Illit	17000	04-6558200

Party drawing application	Magen Gabi	006845226	49 Haharoshet, Carmiel		04-6560521

Engineer	Blanc David	1650183	47 Akko Rd., Kiryat Motzkin	26367	04-8716413

This permit is not transferable except with the approval of the Local Committee.

In accordance with an approval of the aforesaid Local Committee: The Local Planning & Building Committee at its meeting no.: 200607 on: September 26, 2006

Permitted:	Plant — additional construction to existing building construction. Addition on ground floor in an area of 6292.30 sq.m., which includes a production hall and storerooms and an application for a concession with respect to the height of the raw materials terminal (21-23 meters instead of 15 meters) from Plan C/BT/214.

On condition that the aforesaid works are carried out in accordance with the Planning and Building Regulations (Application for Permit, Conditions thereof and Fees), 5730-1970, and in accordance with the signed and approved appendices which are attached to this Permit, and that the following conditions will be fulfilled:

To approve on condition:

•	Meticulous care must be taken in regard to safety measures, fencing of the region at the time of demolition, etc.

•	Surplus debris and waste is to be removed only to sites which the site administration directs or in coordination with the Lands Administration.

•	A precondition to the grant of the permit is that a contract be lodged in respect of a contractual arrangement with an approved laboratory for the testing of concrete.

•	in respect of any work which includes building construction in an area of 60 sq.m. and more and/or demolition of an existing shed structure:

Prior to grant of the permit confirmation of payment or an agreement for a contractual arrangement with a regulated site for the removal of building waste and debris must be lodged (particulars regarding the Legmon site at Kibbutz Lohamei Hagetaot and additional approved sites can be obtained at the Committee/at the Ministry for the Environment).

On completion of building construction it is necessary to present an certificate of correctness in the testing of concrete for all the constructional elements of the building in accordance with the decision of the Civil Defense Guard and to the extent necessary:

a.	After grant of the permit and immediately upon completion of building construction of the bomb-proof area, it is necessary to submit an approval from the party responsible for construction of the frame to the effect that the bomb-proof area that was constructed conforms with the plan that was approved by the Home Front Command.

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b.	On completion of building construction a certificate must be submitted from an authorized and approved laboratory for testing of internal finishes in individual bomb-proof areas (resilience of plaster) in accordance with the standard and approval of the Home Front Command.

c.	On completion of the building construction it is necessary to submit confirmation regarding the supply of standard doors and windows for a bomb-proof area (including a standards mark tag regarding manufacture and installation: name of supplier, name of customer and details of the site, supplier’s signature.

•

Before the start of building construction a certificate must be lodged regarding the performing of the building construction by a registered building contractor within the meaning of that term under the Registration of Building Contractors and Building Contracting Works Law, 5729-1969.

•	Confirmation of connection to sewerage in coordination with the engineering department at the Council.

•	A parking calculation in accordance with the Parking Places Regulations, 5743-1983 must be lodged.

•

After the grant of a permit and prior to start of building construction, a chartered surveyor must mark the location of the building construction as approved. Immediately after first casting of a floor, the holder of the permit shall submit to the Local Committee a certificate from a chartered surveyor that the location and height of the floor conform with the building permit plan. In the absence of this certificate being furnished at the aforesaid time, the Committee will be entitled to stop the building construction and not to approve. At the end of the works it must be verified that the work site that is the subject of the permit is free and clear of building waste and on condition that the waste was transferred solely to a proper regulated building debris and waste site (a certificate from the building waste landfill site must be presented).

•	The application must be lodged on the basis of an updated measurement plan.

•	Conditions for Form 4 — approval for initial habitation from the fire brigade (in accordance with their letter dated November 21, 2006).

•	Precondition to Form 4 — certificate from the Ministry of Health in accordance with their letter dated January 7, 2007).

Set forth below is a calculation of the amount of the fee for Plan No. 10175:

Item	Description of work	Cover	Unit	Price per unit	Total
1.42.0	Industry, work shops, warehousing, packaging, tower	68011.00	cu.m	1.33	90454.63
			Total building fee:		90455.00

Balance of fee 10175 was paid on          according to receipt number

The validity of this permit will expire at the end of 3.0 years from the date of its issue.

The permit will be rescinded if no start is made in the work within one year from the date of the grant of the permit.

Date of grant of the permit: February 22, 2007

( — )	( — )
Ofer Korat-Oz	Yehuda Shavit -
Committee Engineer	Chairman of the Committee

Rubber stamp of Local Committee

encl.: one copy of the appendices signed and approved by the Chairman of the Local Committee / Engineer must be kept in accordance with Regulation 18(d) of the Planning and Building Regulations (Application for Permit, Conditions thereof and Fees), 5730-1970, by the works foreman at the building site during all times of execution of the work. One copy of the permit together with the appendices thereto, signed and approved, shall be exhibited on a demand by a representative of the Local Committee, District Committee, the health authorities, the Local Authority or the Civil Defense Command, to a policeman or to a fireman.

9

[Drawing]

[Translation of words in drawing]

The Emergency Water Pumps

Central water exchange            Central Foam exchange

Machine room Preparation room            Isotonic stopper                Raw materials silos

                                                                        Line 3 press

Maintenance

Guard	Raw materials storeroom

                                                                        Line 4 press

Line 3 Processing	3 Calibration	3 Polishing	3 Sorting

Line 4 Processing	4 Calibration	4 Polishing	4 Sorting

Laboratory

Offices                Electricity room

10

Nehama Bogin Ltd.

Real estate appraisal ■ Counseling ■ Property management

Date: October 18, 2010

Our reference: A5588/10/10

CaesarStone Plant

attention Mr. Yossi Shiran, CEO

ESTIMATE OF VALUE OF RIGHTS IN LAND

PLOT 2000 ACCORDING TO PLAN HA/MK/2004/9

CAESARSTONE PLANT, BAR-LEV INDUSTRIAL PARK

At your request we hereby submit a professional opinion in regard to the above-referenced matter. We visited the place, reviewed market data in relation to the surrounding area and the following is our opinion:

1.	Objective of the appraisal:

1.1	An estimate of the market value, on the free market, of land which serves as the CaesarStone plant, according to the criterion of a willing buyer from a willing seller.

1.2	An estimate of the fair rentals for the above-referenced land, on the free market, according to the criterion of a willing lessee from a willing lessor.

2.	Visit to the location:

A visit was made to the place on October 13, 2010 by Aviram Yovel, a real estate appraiser.

3.	Effective date for the opinion:

The date on which the opinion was drawn.

4.	Details of the land:

Essence:	Land on which an industrial building is constructed.

Block:	18508	;	19618

Parcel:	49	;	37-53

1

Built area:	19,178 sq.m. (in accordance with building permit no. 10175/0395/2006 dated September 26, 2006)

Area of the plot:	56,900 sq.m. (in accordance with building permit no. 10175/0395/2006 dated September 26, 2006)

Legal rights:	Capitalized leasehold from the Israel Lands Administration

Location:	“Bar-Lev” Industrial Park

5.	Description of the property and the surrounding neighborhood:

5.1	The Bar-Lev industrial zone is located within the jurisdiction of the “Mateh Asher” Local Planning Building Committee, and is situated east of the Ahihud crossroad, west of Carmiel. Access to the region is via Road No. 70.

[map]

[caption to map — The region that is the subject matter of the opinion]

5.2	The abovementioned land is located in the eastern section of the Bar-Lev Industrial Zone. The building is surrounded by undeveloped hilly land. The industrial zone is characterized by industrial uses in new buildings of 2-3 floors. The development and the infrastructure in the zone include, inter alia, paved roads, sidewalks, street lighting, signboards and so forth.

[map]

[caption to map — Subject matter of the opinion]

5.3	The property in question is divided as follows:

5.3.1	Office building — a two-storey building situated in the south-eastern front of the parcel, in a total area of about 540 sq.m. The ground floor contains a dining room, offices, cloakroom and showers and toilets; the second floor contains offices, conference room, a kitchenette and toilets.

Particulars of the finish include, inter alia, integrated ceramic floor tiling of 40 × 40 cms. and 20 × 20 cms., partitioning by way of plasterboard walls and building blocks, fluorescent lighting, an acoustic ceiling, glass windows with aluminum frame, external walls cladded with decorative interlocking stone. Close to the building there is an asphalt paved parking lot, a traffic island and rows of plants. At the entrance to the plot there is a guard station.

[photographs]

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5.3.2	Industrial building — north of the office building, divided into a number of wings as follows: line 3 press hall, line 4 press hall, production hall, raw materials hall, interior office, silos area.

The wings are to a height of about 21-23 meters, and around the building there are 22 doors which open upwards for purposes of loading of goods, the floor of the industrial building is of red Korodur, the ceiling is comprised of an insulated panel. The outer walls are made of concrete slabs.

A building in an overall area of about 19,178 sq.m. (according to building permit no. 20060395 dated September 26, 2006).

[photographs]

5.4	The remainder of the parcel is paved with asphalt, and serves for open storage of CaesarStone surfaces and an area for the off-loading of trucks.

5.5	The entire area of the plant is enclosed by a sheet-iron wall and includes an electronic entrance gate and a guard’s station.

Note: The measurements and the areas are according to the plan of building permit no. 20060395 dated September 26, 2006.

6.	The zoning situation:

6.1	Town Planning Scheme C/BT/214, which was published for validation in YP [Gazette] No. 4454 of November 5, 1996.

The objectives of the plan are, inter alia, a change of an agricultural area close to the “Cyclone” plant into an industrial park, with all the components thereof and the division thereof into plots and the prescribing of building instructions; the designated zoned use of the area for a services and engineering installations center; specifying of instructions for development of the area, landscaping and gardening treatment; fixing of restrictions, instructions regarding initial habitation, operation and maintenance of the area; delineating of roads, shops and loading and off-loading zones; consolidation and fresh subdivision.

The property in question is divided into 9 industrial plots, an approved road and an open private area.

Areas for industry (purple) will be used as buildings for advanced and clean industry as will be approved by the Workshops Administration and for service facilities such as offices, shops, garages, warehouses and for any other similar objective, the aim of which is to serve the abovementioned designated uses after approval by the Local Committee. The erecting of a shop for the sale of the plant’s products within the confines of the plot will not be permitted, but only in the services center.

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Construction will be permitted of buildings in which the total built area for each floor is according to one of the following possibilities:

•	Up to 50% of the area of the plot per floor, a total on all the floors of 80% including galleries.

•	Up to 40% of the area of the plot per floor, a total on all the floors of 100% including galleries.

•	Up to 30% of the area of the plot per floor, a total on all the floors of 120% including galleries.

Maximum building height		Building percentage / maximum built area in sq.m.					Building lines			Minimum size of plot	Color of region	Name of region
No.	No. of floors (7)	Total	Maximum coverage per floor	Service areas	Prime uses	Above entrance level	Side	Rear	Front
12	2	80%	50%	20%	60%	80%			As marked
14	3	100%	40%	30%	70%	or 100%	5	5	on the	2000 sq.m.	Purple	Industry
15	4	120%	30%	40%	80%	or 120%			drawing

Notes:

1.	The height of the exceptional installations will be determined in the course of relating to their integration into the landscape to the satisfaction of the Board and the Local Committee.

2.	A local committee is entitled to allow a concession with respect to height of buildings according to zoning and planning considerations.

3.	Area of galleries up to 50% of the area of a floor is included in the building percentages.

4.	If covered or underground parking is constructed, the covered area will be added to the permitted service area.

5.	A pillars floor which takes advantage of height differences on the plot will be counted as part of the floors and the building percentages.

6.	In plots 301, 306 — which are close to the aviation runway, the maximum height of the buildings, including any installations, shall not exceed 5 meters from the area of the developed plot.

7.	The grant of a building permit is contingent upon prior consultation with the Committee’s engineer regarding the number of floors suitable for a given plot according to visual considerations.

8.	In the case of a front strip for an open public area the building space will be measured from the inner boundary of the plot.

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9.	Secondary electricity installations, such as: portals and electricity poles and “transparent” installations will not be taken into account as part of the building rights and the erecting thereof will be allowed subject to operational requirements and the lodgment of a building permit according to law.

[map]

[caption to map — The parcels in question]

6.2	Detailed Plan No. HA/MK/2004/9 — consolidation and subdivision of plots in the Bar-Lev Industrial Zone, CaesarStone Plant. Published for validation in Y.P. 5358 dated January 9, 2005, according to which:

Objectives of the plan: consolidation of Plots 801-809, in accordance with Plan C/BT/214, into one industrial plot (Plot No. 2000), coupled with a change in the location of the open private areas, the open public area and the public road. Consolidation of these plots is for purposes of creating one large plot for the establishment of the CaesarStone plant.

Table of Areas

	Approved situation		Proposed situation
Region	Area in dunams	As a percentage	Area in dunams	As a percentage
Industry	56.9	60.8	56.9	60.8
Approved road	6.6	7.1
Proposed road			6.6	7.1
Open public area	23.2	24.8	23.2	24.8
Open private area	6.9	7.3	6.9	7.3
TOTAL	93.6	100	93.6	100

The building objectives and the building rights are in accordance with Plan C/BT/214 — Bar-Lev Industrial Zone.

Consolidation and subdivision of plots:

•	This plan cancels the subdivision into plots according to Plan C/BT/214 and proposes a consolidation of the plots into one plot — number 2000.

•

A new subdivision according to the provisions of this plan will be approved by the Local Committee by means of a subdivision drawing that is prepared by a chartered surveyor and is signed by the owners of the land.

•

Splitting of Plot 2000 into two or more plots will be permitted in accordance with the consideration of the Local Committee and on condition that the minimum size of a plot shall not be less than 1.0 dunam and that there will be access to it from a public road.

[Drawing]

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7.	Building file

7.1	Building Permit No. 20060395 dated February 22, 2007, pursuant to which additional construction to the existing built area was permitted. An addition on the ground floor in an area of 6,292.30 sq.m., which contains a production hall and storerooms and an application for a concession regarding height of a raw materials terminal (21-23 meters instead of 15 meters) from Plan C/BT/214.

Existing areas according to existing Permit No. 2004/0261	12,841.44 sq.m.
A total proposed additional area -	6,336.60 sq.m.
A total area of -	19,178.04 sq.m.

Details of the areas are as follows:
Main use for production hall -	5,076.47 sq.m.
Main use for storerooms -	11,691.78 sq.m.
Main use for offices -	540.42 sq.m.
Service areas -
Bomb-proof shelter area -	85.40 sq.m.
Installations and technical systems -	68.23 sq.m.
Transformer room -	19.60 sq.m.
Sheds -	160.47 sq.m.

7.2	A “Form 4” was exhibited to us for erecting the CaesarStone industrial plant, which is dated December 22, 2004.

8.	The legal situation:

We were shown a capitalized leasehold contract (industry and workshop) which was made and entered into on June 6, 2007 between the Israel Lands Administration (hereinafter “the Lessor”) and CaesarStone Sdot-Yam Ltd.

Location:	Mateh Asher Regional Council

Area:	63,680 sq.m. approximately

Registration block:	18508 Parcels 49 (part)

Registration block:	19618 Parcels: 37 (in part), 38 (in part), 39 (in part), 40 (in part), 41 (in part), 42 (in whole), 43 (in whole), 44 (in whole), 45 (in whole), 46 (in whole), 47 (in whole), 48 (in part), 49 (in part), 50 (in part), 51 (in part), 53 (in whole).

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Plot no.:	2000 in accordance with Detailed Plan No. HA/MK/2004/9

Leasehold period:

49 years, commencing from the date of approval of the transaction, in other words from February 6, 2005 and until February 5, 2054. Additional leasehold period:

49 years commencing from the end of the leasehold period. Purpose of the leasehold: erecting a plant for quartz slabs.

Building capacity:	4 floors, total 76,416 sq.m. built area

Main area:	50,944 sq.m.

Service area:	25,472 sq.m.

Leasehold fees:	Annual leasehold fees for the entire leasehold period will be paid to the lessor in advance where same are capitalized as is customary with the lessor.

Zoning:	Industry and workshops

The following special conditions will apply to the contract:

•

The leasehold lessee is aware that according to a recommendation of the Ministry of Industry and Trade for an exemption from tender, a minimum main area for building construction of 6,000 sq.m. built area was prescribed for Plot 2000B. Failure to comply with this condition will be regarded as a breach of the conditions of the “additional area” transaction and with the Ministry of Industry and Trade recommendation, and the Lands Administration will be entitled to cancel the allocation and the additional area will be returned to the Lands Administration.

•

The leasehold lessee is aware that the allocation is solely for purposes of industry. Any use of the leasehold premises which does not correspond with the purpose of the allocation and with what is stated in the Ministry of Industry and Trade recommendation will be deemed to be a material breach of this leasehold contract and will allow for cancellation of the contract and return of the land to the Lands Administration without any compensation in respect of the investments in the area, unless 8 years have passed from the date of completion of construction of the built area on Plot 2000B.

•	The allocation is based on Plan HA/MK/2004/9 which allows for maximum exploitation to an extent of 120% on 4 floors including service areas (80% main area + 40% service areas).

•	This contract cancels a contract dated January 11, 2006 and replaces it.

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9.	Principles and considerations in the appraisal:

9.1	As already mentioned, we were requested to estimate the market value of the land which serves as the CaesarStone plant, on the free and open market, and also to estimate the fair rentals.

9.2	In coming to estimate the value of the right to the land in question and estimating the fair rentals, we have, inter alia, taken the following factors and considerations into account:

9.2.1	The plots in the industrial park are according to an allocation by the Israel Lands Administration. The leasehold fees are fixed (per dunam), the development and infrastructure fees are fixed (per sq.m.).

9.2.2	The location of the property in the Bar-Lev Industrial Zone and its integration into the environmental fabric.

9.2.3	The environmental development in the Bar-Lev Industrial Zone and the internal development on the land.

9.2.4	The area of the land that is the subject of the opinion, its shape, dimensions and its topography.

9.2.5	The area of the buildings, the use made thereof and their physical condition.

9.2.6	The zoning of the land and the building instructions according to the town planning scheme that is in force.

9.2.7	Capitalized leasehold rights.

9.2.8	Comparable market data relevant to the land.

10.	Calculation:

10.1	Set forth below market data which we have, inter alia, taken into account are presented:

10.1.1	Infrastructure development fees: NIS 178,500 per dunam.

10.1.2	Leasehold fees to the Israel Lands Administration: NIS 60,000 per dunam.

10.1.3	Estimate of value of the rights in and to the land:

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	Size in dunams	Value per dunam	Total
Land zoned for industry	56.90	NIS 60,000	NIS 3,414,000
Land zoned for open private area	6.90	NIS 6,000	NIS 41,400
Development	63.80	NIS 180,000	NIS 11,484,000
Building construction	19,178	NIS 1,600	NIS 30,684,800
Total			NIS 45,624,200
Reduction for size		5%	NIS 43,342,990
And rounded			NIS 43,300,000

10.2	An estimate fair rentals according to a rate of return of 9.5% is a sum of NIS 345,000 per month.

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IRREVOCABLE POWER OF ATTORNEY

Irrevocable pursuant to Section 91 of the Chamber of Advocates Law, 5721-1961

We the undersigned, CaesarStone Sdot Yam Ltd., Pvte. Co. 51-143950-7, hereby irrevocably appoint Advocates Michal Oron and/or Yoav Caspi and/or any other attorney in the office of AYR — Amar Reiter Jean Saguy Cohen & Co., all jointly and/or each severally, to be our lawful attorneys and agents and authorized on our behalf to do in our name, stead and for us all the following acts, and each of such acts separately, in connection with the registration of the property known as Plot No. 200 according to Detailed Plan No. HA/MK/2004/9 and which is also known as Registration Block 18508 Parcel 49 (in part), Registration Block 19618 Parcels 37 (in part), 38 (in part), 39 (in part), 40 (in part), 41 (in part), 42 (in whole), 43 (in whole), 44 (in whole), 45 (in whole), 46 (in whole), 47 (in whole), 48 (in part), 49 (in part), 50 (in part), 51 (in part), 53 (in whole)., in an area of approximately 63,680 sq.m., in the Bar-Lev Industrial Park west of Carmiel (“the Property”), and transfer of registration of the rights in the Property from our name into the name of Sdot Yam Agricultural Cooperative Society Enterprises Ltd., Pvte. Co. 57-004566-6 (“the Buyers”):

1.	To appear in our name and stead before any authority and/or body and/or government and/or municipal and/or public and/or other institution and without derogating from the generality of the foregoing before Israel Lands Administration and/or the Commissioner of Government and Abandoned Property in Judea and Samaria and/or the Registrar of Lands and/or the Inspector of Land Registration and/or any other office-bearer in offices and/or bureaus for the registration of land and/or land settlement and/or the survey department and/or various town planning committees and/or Land Appreciation Tax offices and/or Property Tax offices and/or the offices of any housing company, and to do and/or perform and/or to sign in our name and stead declarations, certificates, applications, undertakings, contracts, agreements, claims, waivers, receipts, plans, maps, transactions, transaction deeds and/or a transfer of whatsoever nature, including, and without derogating from the generality of the foregoing, a transaction whether for consideration or without consideration and/or transaction deeds and/or deeds of transfer and/or registration of a sale and/or leasehold and/or a transfer of lease and/or sub-leasehold and/or any other right, deeds of mortgage and/or charge and/or undertakings to register a mortgage and/or various servitudes or easements and/or registration of caveats and/or expungement of caveats and any amendment and/or alteration and/or cancellation of each of the aforesaid documents and/or acts, and generally to perform any act and to sign any document required for performing the deeds and acts which are described in this power of attorney and/or are connected herewith, as our abovementioned attorney and agent deems necessary and expedient.

2.	In our name and stead and on our account to pay all the payments, taxes, fees, rates and levies and/or various compulsory payments and any expense of whatsoever nature which are imposed on us and/or on the Property and which are required for purposes of obtaining any approval and/or certificate and/or document that is needed for purposes of the performance and/or registration of all the acts mentioned in this power of attorney and/or which are required, whether directly or indirectly, for purposes of transferring registration of the rights in the Property from our name into the name of the Buyers.

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3.	To undertake, declare and sign at any time and at any place and to act to whatever extent may be necessary, expedient and required for executing transfer of registration of the rights in and to the Property from our name into the name of the Buyers.

4.	This power of attorney shall be interpreted in the widest possible manner in order that our abovementioned attorney and agents will be able to do everything in our name and stead which we are entitled to do ourselves and/or through others for purposes of transferring registration of the rights in and to the Property from our name into the name of the Buyers.

5.	Our abovementioned attorney and agents are entitled to transfer the performance of some or all of the acts mentioned in this power of attorney to another/others and to delegate to another/others any of their powers and authorities which are mentioned herein, and to revoke any transfer and/or delegation that has been made, and to transfer and/or delegate same afresh.

6.	Any acts that our abovementioned attorney and agents may perform or anything that may be caused by them in relation to the acts and operations under this power of attorney will be binding on us, our heirs, our successors-in-title and all those acting in our name and under us, and we agree in advance to all the acts of our abovementioned attorney and agents that may be performed by virtue of this power of attorney.

7.	In this power of attorney the singular shall include the plural and vice versa, and the masculine gender shall also include the feminine, and vice versa, all as the case may be.

8.	Since the rights of a third party are dependent on this power of attorney, it will be irrevocable, and we will not have the right to cancel and/or alter it and it shall be valid and effectual and shall be binding also on all our successors-in-title.

9.	We hereby expressly agree that our abovementioned attorney and agents may sign any document in our name and in the name of the Buyers jointly.

In witness whereof we have hereunto signed on this day:

CaesarStone Sdot Yam Ltd.

I, Michal Oren, Adv., certify that my abovementioned clients signed this power of attorney before me on                     .

Michal Oron, Adv.

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